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                                                                   EXHIBIT 10.36
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                     REVOLVING CREDIT AND GUARANTY AGREEMENT


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                                      Among

                       HAYES LEMMERZ INTERNATIONAL, INC.,
   a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

                                  as Borrower,

            CERTAIN DIRECT AND INDIRECT SUBSIDIARIES OF HAYES LEMMERZ
                              INTERNATIONAL, INC.,
 each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,


                                 as Guarantors,

                                       and

                            THE LENDERS PARTY HERETO,

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                             as Administrative Agent



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                          Dated as of December 17, 2001



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                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                          Dated as of December 17, 2001

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 17, 2001, among HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation (the "BORROWER") and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the direct and indirect Subsidiaries of the Borrower listed as Guarantors on Schedule 3.5 hereof (each, a "GUARANTOR" and collectively, the "GUARANTORS"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors each a "CASE" and collectively, the "CASES"), the commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party hereto (the "LENDERS"), CIBC WORLD MARKETS CORP., as lead arranger, BANK OF AMERICA, N.A., and SALOMON SMITH BARNEY, INC., as co-arrangers, CIBC WORLD MARKETS CORP., BANK OF AMERICA, N.A., and SALOMON SMITH BARNEY, INC., as co-bookrunners, BANK OF AMERICA, N.A., and SALOMON SMITH BARNEY, INC., as syndication agents, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

                             INTRODUCTORY STATEMENT

         WHEREAS, on December 5, 2001, the Borrower, the Guarantors, the Mexican Debtor (as hereinafter defined) and the Securitization Subsidiaries (as hereinafter defined) filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Section 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, the Borrower has applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000 (subject to the terms and conditions of this Agreement), with (i) a sublimit of $15,000,000 for standby Letters of Credit to be issued as set forth herein, and (ii) a sublimit of $20,000,000 (subject to the terms and conditions of this Agreement) for Loans to certain Foreign Subsidiaries as set forth herein; and

         WHEREAS, the proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower, generally as set forth in the Budget and as provided for herein.

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

         SECTION 1.1 Defined Terms.


                  As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "ACCOUNT" shall mean any right to payment for goods sold in the ordinary course of business, regardless of how such right is evidenced and whether or not it has been earned by performance.

                  "ACCOUNT DEBTOR" means, with respect to any Account, the obligor with respect to such Account.

                  "ADDITIONAL CREDIT" shall have the meaning given such term in
Section 4.2(d).



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                  "ADEQUATE PROTECTION OBLIGATIONS" shall have the meaning given to such term in Section 4.1(b)(v).

                  "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of
(a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR RATE" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

                  "ADMINISTRATIVE AGENT" shall have the meaning set forth in the Introduction.

                  "AFFECTED LENDER" shall have the meaning given such term in
Section 2.28.

                  "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "CONTROLLED PERSON") shall be deemed to be "controlled by" another Person (a "CONTROLLING PERSON") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

                  "AGREEMENT" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be amended, restated, modified or supplemented.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus l% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "BASE CD RATE" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent

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manifest error) that it is unable to ascertain the Base CD Rate or the Federal
Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "AMOUNTS" shall have the meaning given such term in Section 2.17(a).

                  "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "ASSET SALE" shall mean a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property or other assets with any Person (other than the Borrower), in one transaction or series of transactions, of all or any part of (i) the Borrower's or any of its Domestic Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the capital stock of the Borrower or its Subsidiaries in each case other than (x) Inventory, including scrap or obsolete Inventory, sold in the ordinary course of business and (y) sales of assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit D.

                  "AVOIDANCE ACTION" shall mean any actions under Sections 541, 542, 543, 544, 545, 547, 548, 549, 550 and 553 of, or any other avoidance actions under, the Bankruptcy Code or any similar provision of state law.

                  "B TERM LOAN AGREEMENT" shall mean that certain B Term Loan Agreement, dated as of July 2, 2001, among the Hayes Lemmerz International, Inc., the lenders parties thereto and the Pre-Petition Agent.

                  "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BORROWER" shall have the meaning set forth in the Introduction.


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                  "BORROWING" shall mean the incurrence of Loans of a single
Type made from all the Lenders, on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.5 being considered a part of the related Borrowing of Eurodollar
Loans).

                  "BORROWING BASE" shall mean, at the time of any determination, an amount equal to (a) 85% of Eligible Accounts Receivable, minus (b) the Carve-Out. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.8 of the Agreement. Subject to the limitations and requirements set forth in Section 10.10(a) of the Agreement, the Administrative Agent, in its sole discretion after consultation with the Initial Lenders, may, and at the direction of at least two of the Initial Lenders shall, adjust and revise from time to time standards of eligibility, reserves and advance rates of the Borrowing Base, with any changes in such standards, reserves and advance rates to be effective three (3) Business Days after delivery of notice thereof to the Borrower.

                  "BORROWING BASE ADDENDUM" shall mean an addendum to this Agreement modifying certain existing terms and provisions and adding certain additional provisions to establish a final Borrowing Base and related matters in accordance with the terms set forth in the Commitment Letter, and such other matters set forth herein, all in form and substance satisfactory to the Initial Lenders.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit C hereto (with such changes therein as may be required from time to time by the Administrative Agent in consultation with the Initial Lenders (or at the direction of at least two of the Initial Lenders) to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules and supporting documentation, and additional reports as (i) outlined in Exhibit C, (ii) requested by the Administrative Agent after consultation with the Initial Lenders (or at the direction of at least two of the Initial Lenders), and (iii) provided in Section 5.8.

                  "BUDGET" shall have the meaning set forth in Section 4.1(i).

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is required or permitted to close); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

                  "CANADIAN DOLLARS" shall mean the lawful currency of Canada.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries (including all equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or its Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in respect of non-reimbursable production tooling or made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from

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insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CARVE-OUT" shall have the meaning set forth in Section 2.22.

                  "CASES" shall have the meaning set forth in the Introduction.

                  "CASH MANAGEMENT AGREEMENTS" shall mean the documentation evidencing the cash management arrangements contemplated by Section 5.7 and the related Cash Management Obligations of the Borrower and the Guarantors with Comerica Bank, Bank One, N.A., Bank of America, N.A. or any one or more Lenders or Lender Affiliates as described in Section 5.7.

                  "CASH MANAGEMENT OBLIGATIONS" shall mean the due and punctual payment of all obligations arising after the Filing Date of the Borrower or any Guarantor to Comerica Bank, Bank One, N.A., Bank of America, N.A., any Lender or any Lender Affiliate providing cash management services as contemplated by
Section 5.7 including, without limitation, obligations in respect of overdrafts, uncollected funds, returned items and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds.

                  "CASH MANAGEMENT ORDER" shall mean the Order under 11 U.S.C. Sections 105, 363, 1107 and 1108 (I) Authorizing Continued Use of Existing (A) Bank Accounts, (B) Business Forms and Checks, and (C) Cash Management System and
(II) Authorizing the Continuation of Intercompany Transactions among Debtors and Non-Debtor Affiliates submitted for entry by the Bankruptcy Court on or about December 7, 2001.

                  "CHANGE OF CONTROL" shall mean: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower, after the Filing Date, by Persons who were neither (A) nominated by the board of directors of the Borrower nor (B) appointed by the directors so nominated.

                  "CIBC" shall mean Canadian Imperial Bank of Commerce, a Canadian chartered bank acting through its New York agency.

                  "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.1 have been satisfied or waived, which date shall occur as promptly as is practicable after the date of this Agreement, but in no event later than ten (10) days following the entry of the Interim Order.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" shall mean the Collateral described in the Security and Pledge Agreement.

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                  "COMMITMENT" shall mean the Commitment of each Lender
hereunder to make Loans and to issue or participate in Letters of Credit in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time; and as the same may be reduced from time to time pursuant to this Agreement.

                  "COMMITMENT LETTER" shall mean that certain Commitment Letter dated December 5, 2001 among the Administrative Agent, the Initial Lenders and the Borrower, together with all exhibits and attachments thereto, including the outline of terms and conditions and the fee letter referred to therein.

                  "COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                  "CONSOLIDATED EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and its Subsidiaries (foreign and domestic) for such period, plus, without duplication and to the extent added to or deducted from revenues in determining such consolidated net income (or net loss) for such period, (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, foreign, state and local income tax expense, (vi) gross interest expense for such period minus gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in accordance with GAAP is charged against operating income, (ix) the cumulative effect of any change in accounting principles, and all professional fees, financing costs, and other costs, expenses and items directly related to the Cases as reflected in the Borrowers' consolidated statement of income for such period, including any administrative expense reflecting such costs, expenses or other items and any severance costs, and (x) costs under employee retention programs approved by the Bankruptcy Court (after notice and a hearing) minus (b) extraordinary gains plus or minus (c) the non-cash effect, if any, attributable to Minority Interests. For purposes of calculating compliance with the Consolidated EBITDA requirements of Section 6.5 at the end of any month, the amount of cash non-recurring charges permitted to be added into the calculation of Consolidated EBITDA shall be limited to (a) for those calendar months beginning with the month ending January 31, 2002 through and including the month ending December 31, 2002, the sum of $10,000,000 plus the cumulative cash non-recurring "one-time" charges commencing from January 1, 2002 and set forth in the Budget for such month and (b) for those calendar months beginning with the month ending January 31, 2003 through and including the month ending June 30, 2003, the sum of $10,000,000 plus the amount of cash non-recurring "one-time" charges set forth in the Budget for the twelve-month period ended at the end of such month.

                  "CONSUMMATION DATE" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Debtors that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

                  "CONTRA RESERVE" shall mean, at any date, a reserve determined in the Administrative Agent's sole discretion after consultation with the Initial Lenders, based upon the estimated amount of Accounts wherein the Account Debtor (i) is a creditor of the Borrower or a Guarantor, (ii) may assert, has asserted or is reasonably expected to assert a right of set-off against the Borrower or a Guarantor or (iii) has disputed or is reasonably expected to dispute its liability (whether by chargeback or otherwise) or has made, may make or is reasonably expected to make any claim with respect to the Account or any other Account of the Borrower or a Guarantor which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Borrower or a Guarantor to the Account Debtor, the

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amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be.

                  "CRITICAL TRADE VENDORS" shall mean, at any time, those vendors that provide materials, goods or services that are actually or practically available only from such vendors in accordance with the Order under U.S.C. Section 105(a) Authorizing Payment of Pre-Petition Claims of certain Critical Vendors up to Certain Amounts and Granting Provisional Authority with respect to Additional Amounts submitted for entry by the Bankruptcy Court on or about December 7, 2001.

                  "DEBTOR" or "DEBTORS" shall mean, individually and collectively, the Borrowers, the Guarantors, the Mexican Debtor and the Securitization Subsidiaries.

                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "DOMESTIC EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower, its Domestic Subsidiaries, the Mexican Debtor, Hayes Lemmerz International Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V. only (expressly excluding the income and expenses of or amounts related to investments in all other Foreign Subsidiaries) for such period plus, without duplication and to the extent added to or deducted from revenues in determining such consolidated net income (or net loss) for such period, (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges,
(iv) provisions for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period minus gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in accordance with GAAP is charged against operating income, (ix) the cumulative effect of any change in accounting principles, all professional fees, financing costs, and other costs, expenses and items directly related to the Cases as reflected in the Borrowers' consolidated statement of income for such period, including any administrative expenses reflecting such costs, expenses or other items and any severance costs, and (x) costs under employee retention programs approved by the Bankruptcy Court (after notice and a hearing) minus (b) extraordinary gains plus or minus (c) the non-cash effect, if any, attributable to Minority Interests. For purposes of calculating compliance with the Domestic EBITDA requirements of Section 6.5 at the end of any month, the amount of cash non-recurring charges permitted to be added into the calculation of Domestic EBITDA shall be limited to (a) for those calendar months beginning with the month ending January 31, 2002 through and including the month ending December 31, 2002, the sum of $10,000,000 plus the cumulative cash non-recurring "one-time" charges commencing from January 1, 2002 and set forth in the Budget for such month and (b) for those calendar months beginning with the month ending January 31, 2003 through and including the month ending June 30, 2003, the sum of $10,000,000 plus the amount of cash non-recurring "one-time" charges set forth in the Budget for the twelve-month period ended at the end of such month.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary incorporated, organized or formed under the laws of any jurisdiction of the United States.

                  "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under
Section 4975 of the Code; (iii) a Lender Affiliate; and (iv) any other financial institution satisfactory to the Administrative Agent.

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                  "ELIGIBLE ACCOUNTS RECEIVABLE" means, at the time of any
determination thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrower or the Guarantors from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrower and the Guarantors and (ii) in each case is subject to the corporate accounts receivable credit and collection policies, procedures and practices of the Borrower and the Guarantors and (iii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below or otherwise deemed by the Administrative Agent, in the exercise of its sole discretion after consultation with the Initial Lenders, or deemed by at least two of the Initial Lenders, to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Eligible Accounts Receivable shall exclude the Contra Reserve and the Rebate Reserve. Without limiting the foregoing, to qualify as Eligible Accounts Receivable, an Account shall indicate no person other than the Borrower or a Guarantor as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower or a Guarantor, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and (iii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower or a Guarantor to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Administrative Agent (subject to the limitations and requirements set forth in Section 10.10(a)), no Account shall be an Eligible Account Receivable if:

                  (a) the Borrower or the relevant Guarantor does not have sole lawful and absolute title to such Account; or

                  (b) (i) it is unpaid more than ninety (90) days from the original date of invoice or sixty (60) days from the original due date or (ii) it has been written off the books of the Borrower or Guarantors or has been otherwise designated on such books as uncollectible; or

                  (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

                  (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind or is of uncertain credit quality, as determined by the Administrative Agent in its sole discretion, after consultation with the Initial Lenders, or as determined by at least two of the Initial Lenders; or

                  (e) the Account is not payable in Dollars or Canadian Dollars or the Account Debtor is either not organized under the laws of the United States of America or Canada, any State or Province thereof, or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States or Canada, except to the extent the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by the Administrative Agent; or

                  (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or the relevant Guarantor duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance satisfactory to the Administrative Agent, after consultation with the Initial Lenders; or




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                  (g) the Account is supported by a security deposit (to the extent received from the applicable Account Debtor), progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

                  (h) (i) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, subject to no other Liens or
(ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

                  (i) such Account was invoiced (i) in advance of goods or services provided, or (ii) two or more times, or (iii) the associated income has not been earned; or

                  (j) such Account is classified as a note receivable by the Borrower or the relevant Guarantor in accordance with the current and historical practices of the Borrower or such Guarantor; or

                  (k) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

                  (l) the Account represents a progress-billing or otherwise does not represent a completed sale; or

                  (m) the Account Debtor is an Affiliate of the Borrower or a Guarantor; or

                  (n) such Account was not paid in full, and the Borrower or the relevant Guarantor created a new receivable for the unpaid portion of the Account, without the agreement of the customer, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

                  (o) the Account is created on cash on delivery terms.

Notwithstanding the foregoing all Accounts of any single Account Debtor and its Affiliates which, in the aggregate exceed (i) 30% in respect of Account Debtors whose securities are rated Investment Grade by any of Moody's or S&P or (ii) 20% in respect of all other Account Debtors, of the total amount of all Eligible Accounts Receivable at the time of any determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than ninety (90) days from the date of invoice or more than sixty (60) days from the due date pursuant to clause (b) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice dates more than ninety
(90) days prior to the date of determination or more than sixty (60) days from the due date. Furthermore, no Account shall be an Eligible Account Receivable if it is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrower or a Guarantor has or has had or has purported to have or have had an ownership interest in such goods.

                  "ELIGIBLE FINISHED GOODS" shall mean, on any date, Eligible Inventory composed of Finished Goods, manufactured by the Borrower or a Guarantor pursuant to an order by an Account Debtor, for use in such Account Debtor's manufacturing processes, or for resale by such Account Debtor that is a retailer or distributor, as determined by the Administrative Agent in its sole discretion after consultation with the Initial Lenders, or as determined by at least two of the Initial Lenders, on such date as shown on the perpetual inventory records of the Borrower or a Guarantor in accordance with its current and historical accounting practices, minus Inventory Reserves.

                  "ELIGIBLE INVENTORY" shall mean, on any date, the Inventory Value of the Borrower and the Guarantors on such date deemed by the Administrative Agent, in the exercise of its discretion after consultation with the Initial Lenders, or determined by at least two of the Initial Lenders, to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory", no Person other than the Borrower and the Guarantors shall have any direct or indirect ownership interest or title to such Inventory. Eligible Inventory shall exclude remanufactured parts in excess of an amount to be determined by the Initial Lenders. Unless otherwise from time to time approved in writing by the Administrative Agent (after consultation with the Initial Lenders, or as directed by at least two of the Initial Lenders, and subject to the limitations and requirements set forth in Section 10.10(a)), no Inventory shall be deemed Eligible Inventory if (and without duplication):

                  (a) it is not owned solely by the Borrower or a Guarantor, or the Borrower or a Guarantor does not have sole and good, valid and unencumbered title thereto; or

                  (b) it is not located in the United States; or

                  (c) it is not located on property owned or leased by the Borrower or a Guarantor or in a contract warehouse specified on a schedule attached to the Security and Pledge Agreement and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

                  (d) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges, in each case, not yet paid, to the extent of such unpaid rent or charges; or

                  (e) it is goods returned or rejected due to quality issues by the Borrower's or a Guarantor's customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above); or

                  (f) it is seconds or thirds or stale or is obsolete or slow moving or unmerchantable, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (g) it is located at any operating facility that the Borrower or a Guarantor plans to close, or at any operating facility that is closed, within thirty (30) days from the date of determination of the most recent Borrowing Base; or

                  (h) it is comprised of film, pallets, and/or other shipping materials or supplies, repair parts, fuel, cartons used in production or other containers, paint and any other such material not considered used for sale by the Administrative Agent from time to time, in the Administrative Agent's sole discretion after consultation with the Initial Lenders, or by at least two of the Initial Lenders; or

                  (i) the Borrower or a Guarantor classifies such item as a sample item on its perpetual inventory records, or the Borrower or a Guarantor uses such item for display; or

                  (j) it is a discontinued product or any component thereof; or

                  (k) any portion of the Inventory Value thereof is attributable to intercompany profit among the Borrower, the Guarantors or their Affiliates; or
                                       10

                  (l) any Inventory that is damaged or marked for return to vendor.

                  "ELIGIBLE RAW MATERIALS" shall mean, on any date, Eligible Inventory comprised of Raw Materials to be used in the production of finished goods inventory for sale, as determined by the Administrative Agent in its sole discretion after consultation with the Initial Lenders, or as determined by at least two of the Initial Lenders, on such date as shown on the perpetual inventory records of the Borrower or a Guarantor in accordance with current and historical accounting practices, minus Inventory Reserves.

                  "ELIGIBLE WORK-IN-PROCESS" shall mean, on any date, Eligible Inventory composed of Work-in-Process manufactured by the Borrower or a Guarantor, as determined by the Administrative Agent in its sole discretion after consultation with the Initial Lenders, or as determined by at least two of the Initial Lenders, on such date as shown on the perpetual inventory records of the Borrower or a Guarantor in accordance with its current and historical accounting practices, minus Inventory Reserves.

                  "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

                  "EUROCURRENCY LIABILITIES" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

                  "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

                  "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

                  "EVENT OF DEFAULT" shall have the meaning given such term in
Section 7.

                  "EXCLUDED STOCK" shall mean 35% of the capital stock, membership interests or other equity or ownership interests in each direct Foreign Subsidiary of the Borrower and the Guarantors.

                  "EXISTING CREDIT AGREEMENT" shall mean that certain Third Amended and Restated Credit Agreement, dated as of February 3, 1999, as amended, modified or supplemented on or before the Filing Date, among the Borrower, the several lenders from time to time parties thereto, the Pre-Petition Agent, Credit Suisse First Boston, as syndication agent and co-lead arranger, Merrill Lynch Capital Corporation, as co-documentation agent and European swing line administrator, together with all other loans and security documents entered into in connection therewith including, without limitation, the B Term Loan Agreement.

                  "FEES" shall collectively mean the Unused Commitment Fees, Letter of Credit Fees and all other fees referred to in Sections 2.18, 2.19 and 2.20.

                  "FILING DATE" shall mean December 5, 2001.

                  "FINAL ORDER" shall have the meaning given such term in
Section 4.2(d).

                  "FINANCIAL OFFICER" shall mean the Chief Financial Officer, Chief Accounting Officer, Controller or Treasurer of the Borrower.

                  "FINISHED GOODS" shall mean goods to be sold by the Borrower or a Guarantor in the ordinary course of business.

                  "FOREIGN SUBSIDIARY" shall mean a Subsidiary which is incorporated or organized under the laws of a jurisdiction outside of the United States.

                  "FRONTING BANK" shall mean CIBC or such other Lender or Lenders as may agree to act in such capacity, which other Lenders shall be reasonably satisfactory to the Borrower and the Administrative Agent.

                  "GAAP" shall mean accounting principles generally accepted in the United States and applied in accordance with Section 1.2.

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

                  "GUARANTEE AND COLLATERAL AGREEMENT" shall mean that certain Third Amended and Restated Guarantee and Collateral Agreement, dated as of February 3, 1999, among each of the grantors identified therein and CIBC, as administrative agent under the Existing Credit Agreement, as the same has been amended, amended and restated, modified or supplemented on or before the Filing Date.

                  "GUARANTEED OBLIGATIONS" shall have the meaning set forth in
Section 9.1(a).

                  "GUARANTORS" shall have the meaning set forth in the Introduction.

                  "INDEBTEDNESS" shall mean, at any time and with respect to any Person, (i) all Indebtedness of such Person for borrowed money, (ii) all Indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases and all obligations of such Person under synthetic leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of
(x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign currency exchange rates, (y) interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates and (z) commodity swap agreements, future or option contracts and other similar agreements designed to hedge against fluctuations in commodities prices; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNIFIED PARTY" shall have the meaning given such term in
Section 10.6.

                  "INDENTURES" shall mean, collectively, (i) the Indenture, dated as of July 2, 1996, among Hayes Lemmerz International, Inc., the guarantors named therein and First Trust, National Association (as successor to Comerica Bank), as trustee, as amended by Amendment No. 1, dated as of July 29, 1996, and further amended by Amendment No. 2, dated as of June 27, 1997; (ii) the Indenture, dated as of June 30, 1997, among Hayes Lemmerz International, Inc., the guarantors named therein and The Bank of New York, as trustee; (iii) the Indenture, dated as of July 15, 1997, among Hayes Lemmerz International, Inc., the guarantors named therein and The Bank of New York, as trustee; (iv) the Indenture, dated as of December 14, 1998, among Hayes Lemmerz International, Inc., the guarantors named therein and The Bank of New York, as trustee; and (v) the Indenture, dated as of June 15, 2001, among Hayes Lemmerz International, Inc., the guarantors named therein and BNY Midwest Trust Company, as trustee, each as subsequently amended, modified or supplemented in accordance with the terms hereof and thereof.

                  "INITIAL LENDERS" shall mean Bank of America, N.A., CIBC, Inc., and Citicorp USA, Inc.


                  "INITIAL PAYMENT" shall have the meaning set forth in Section 4.1(b).

                  "INITIAL PERIOD" shall have the meaning set forth in Section 2.1(c).

                  "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of
Section 4001(a)(18) of ERISA.

                  "INTERCOMPANY INDEBTEDNESS" shall mean any claim of an Affiliate of the Borrower against any other Affiliate of the Borrower, any claim of the Borrower against any of its Affiliates, and any claim of any Affiliate of the Borrower against the Borrower.

                  "INTERCOMPANY LOANS" shall mean Intercompany Indebtedness for borrowed money.

                  "INTEREST RATE HEDGING AGREEMENTS" shall mean the documentation evidencing the interest rate hedging arrangements and the related Interest Rate Hedging Obligations of the Borrower with one or more Lenders or Lender Affiliates hedging the Borrower's interest rate risk in respect of the Loans.

                  "INTEREST RATE HEDGING OBLIGATIONS" shall mean the due and punctual payment of all obligations of the Borrower to any Lender or Lender Affiliate in connection with any interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against the Borrower's interest rate risk in respect of the Loans.

                  "INTERIM COMMITMENT" shall have the meaning set forth in
Section 2.1(c).

                  "INTERIM ORDER" shall have the meaning given such term in
Section 4.1(b).

                  "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan, the last day of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.11.

                  "INTEREST PERIOD" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.5(b) or Section 2.11; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

                  "INVENTORY" shall mean all Raw Materials, Work-in-Process, and Finished Goods held by the Borrower or the Guarantors in the normal course of business.

                  "INVENTORY RESERVES" means the following, each as determined from time to time by the Administrative Agent:

                  (a) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between the perpetual accounting system of the Borrower and the Guarantors, and physical counts of the Inventory, but not less than a percentage of the Eligible Inventory to be determined by the Initial Lenders; or

                  (b) a reserve for slow move, obsolete or excess Inventory; or

                  (c) a reserve for favorable standard cost variances; or

                  (d) a reserve for amounts owing to landlords or warehousemen for Inventory stored at leased facilities or public warehouses which are not the subject of an access agreement acceptable to the Administrative Agent, in an amount equal to (i) to the extent an average monthly rental expense can be determined for such facility, the lesser of (x) three (3) times the average monthly rental expense for such facility and (y) the Inventory Value of the Inventory stored at such leased facilities or public warehouses and (ii) in all other events, the Inventory Value of the Inventory stored at such leased facilities or public warehouses; or

                  (e) a reserve for Inventory located at contractors' or vendors' facilities in the amount of the Inventory Value of such Inventory; or

                  (f) any other reserve as deemed appropriate by the Administrative Agent in its sole discretion, from time to time; or

                  (g) after consultation with the Initial Lenders, a reserve for vendor rebates.

                  "INVENTORY VALUE" shall mean a dollar amount equal to the lesser of (i) the actual cost of Inventory determined on a basis consistent with GAAP and with the Borrower's and the Guarantors' current and historical accounting practice or (ii) the market value of such Inventory.

                  "INVESTMENTS" shall have the meaning given such term in
Section 6.10.

                  "INVESTMENT GRADE" shall mean either (i) at least Baa3 by Moody's (or the then equivalent) or (ii) at least BBB- by S&P (or the then equivalent).

                  "LENDERS" shall have the meaning set forth in the Introduction.

                  "LENDER AFFILIATE" shall mean, (a) with respect to any Lender,
(i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in loans and similar extensions of credit, any other fund that invests in loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "LETTER OF CREDIT" shall mean any irrevocable letter of credit issued pursuant to Section 2.2, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower and the Guarantors or for such other purposes as are reasonably acceptable to the Administrative Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Fronting Bank.

                  "LETTER OF CREDIT ACCOUNT" shall mean the account established by the Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at 425 Lexington Avenue, 7th Floor, New York, New York 10017 designated as the "Hayes Lemmerz Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.2(a) and 2.12.

                  "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.20.

                  "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, hypothecation, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LOAN" and "LOANS" shall have the meaning given to such terms in Section 2.1(a).

                  "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection with any of the foregoing.

                  "MATURITY DATE" shall mean the date which is eighteen (18) months after the commencement of the Cases.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, property, condition (financial or otherwise) or prospects of the Borrower and the Guarantors, taken as a whole, or the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder; provided, that a Material Adverse Effect shall not be deemed to have occurred solely on account of those events which customarily occur leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code.

                  "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than Loans made and Letters of Credit issued hereunder) of Foreign Subsidiaries in an aggregate principal amount, under any one or more instruments, exceeding $18,000,000.

                  "MEASUREMENT PERIOD" shall mean, at the time of any determination, the period commencing on December 1, 2001, and ending on the last day of the most recently ended fiscal quarter of the Borrower.

                  "MEXICAN DEBTOR" shall mean, Industrias Fronterizas HLI, S.A. de C.V., a Foreign Subsidiary of the Borrower organized under the laws of Mexico, and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code.

                  "MINIMUM LIQUIDITY" shall mean, at the time of any determination, an amount equal to the sum of (a) the lesser of (i) the Unused Total Commitment and (ii) the Borrowing Base minus the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings, plus (b) the aggregate amount of all cash and cash collateral of the Borrower and the Guarantors at such time.

                  "MINORITY INTERESTS" shall mean any shares of stock of any class of a Subsidiary of the Borrower (other than directors' qualifying shares if required by law) that are not owned by the Borrower or one of its Subsidiaries; Minority Interests shall be valued in accordance with GAAP.

                  "MINORITY LENDERS" shall have the meaning given such term in
Section 10.10(b).

                  "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET PROCEEDS" shall mean, in respect of any Asset Sale, the proceeds of such Asset Sale, after the payment of or reservation for expenses that are directly related to the Asset Sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related thereto and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such property or other assets held by the Administrative Agent on behalf of the Lenders.

                  "OBLIGATIONS" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit (including, without limitation, the Guaranteed Obligations), (b) the due and punctual payment of all Cash Management Obligations, (c) from and after the entry of the Final Order, the due and punctual payment of all Interest Rate Hedging Obligations, and (d) the due and punctual payment of the Fees and all other present and future, fixed or contingent, obligations of the Borrower and the Guarantors to the Lenders and the Administrative Agent under the Loan Documents.

                  "ORDERS" shall mean the Interim Order and the Final Order.

                  "ORGANIZATIONAL DOCUMENTS" shall mean (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any unlimited liability company, its certificate of formation, as amended, and its memorandum and articles of association, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state of similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                  "OTHER TAXES" shall have the meaning given such term in
Section 2.17.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A" or the equivalent thereof from S&P or of at least "A-2" or the equivalent thereof from Moody's;

                  (c) investments in certificates of deposit; banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or the bank with whom the Borrower maintains its cash management system, provided that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or at least "A-2" or the equivalent thereof from Moody's;

                  (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from S&P or of at least "A-2" or the equivalent thereof from Moody's;

                  (e) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

                  (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) above; and

                  (g) to the extent owned on the Filing Date, investments in the capital stock or other ownership interests of any direct or indirect Subsidiary of the Borrower as disclosed in Schedule 3.5.

                  "PERMITTED LIENS" shall mean (i) Liens in favor of the Administrative Agent on behalf of itself and the other Secured Parties; (ii) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens of landlords and Liens of statutory carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iv) Liens (other than any Lien imposed under ERISA) incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits in each case in the ordinary course of business, or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness) statutory obligations and other similar obligations incurred in the ordinary course of business in an aggregate amount outstanding at any one time not in excess of $5,000,000; (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere with the ordinary conduct of the business of the Borrower or any Guarantor, and which do not detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor; (vi) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property; (vii) Liens set forth on Schedule 3.6; (viii) Liens on the assets of Foreign Subsidiaries granted to secure Intercompany Loans from the Borrower permitted by Sections 2.29 and 6.10(iv) or to secure Indebtedness of such Foreign Subsidiaries permitted pursuant to Section 6.3(vi);
(ix) Liens junior to the senior liens contemplated hereby that are granted by the Interim Order or the Final Order as adequate protection to the Pre-Petition Lenders, provided that the Interim Order and the Final Order provide that the holders of such junior liens shall not be permitted to take any action to enforce their rights with respect to such junior liens as long as any amounts are outstanding under the Agreement or the Lenders have any Commitment thereunder, (x) Liens arising with respect to the Borrower's insurance premium financing arrangements described in the Premium Financing Order, and such other premium financing arrangements of the Borrower approved by the Bankruptcy Court, securing an amount not in excess of $10,000,000 in the aggregate at any one time outstanding for all such premium financing arrangements, and (xi) Liens created in connection with extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in clauses (i) through (x) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN" shall mean a Single Employer Plan or a Multiemployer Plan.


                  "PP&E COMPONENT" shall mean, at the time of any determination, an amount equal to the lesser of (i) a percentage of (x) the orderly liquidation value of certain machinery and equipment owned by the Borrower and the Guarantors and (y) the market value of certain real property owned by the Borrowers and the Guarantors, in each case as determined by the Initial Lenders,
(ii) an amount, in Dollars, to be determined by the Initial Lenders, or (iii) 20% of the Borrowing Base inclusive of the PP&E Component.

                  "PREMIUM FINANCING ORDER" shall mean the Interim and Final Order pursuant to 11 U.S.C. Section 364(c)(2) Authorizing Debtors to Enter into Insurance Premium Financing Agreements with AFCO Credit Corporation, entered by the Bankruptcy Court.

                  "PREPAYMENT DATE" shall mean January 16, 2002 if the Final Order has not been entered by the Bankruptcy Court on or prior to such date.

                  "PRE-PETITION AGENT" shall mean CIBC, as administrative agent and collateral agent for the Pre-Petition Lenders.

                  "PRE-PETITION AGREEMENTS" shall mean, collectively, the Existing Credit Agreement, the Guarantee and Collateral Agreement and all other loan and security agreements executed in connection therewith.

                  "PRE-PETITION COLLATERAL" shall mean all of the collateral (including cash collateral) in which the Borrower and the other parties to the Pre-Petition Agreements granted Liens pursuant to the Pre-Petition Agreements to secure the obligations under the Pre-Petition Agreements to the extent such Liens are valid, perfected and nonavoidable on the Filing Date.

                  "PRE-PETITION LENDERS" shall mean, collectively, those certain lenders under the Pre-Petition Agreements, together with any successors or assigns thereof.

                  "PRE-PETITION OBLIGATIONS" shall mean all obligations owing to the Pre-Petition Agent and the Pre-Petition Lenders under the Pre-Petition Agreements.

                  "PRE-PETITION PAYMENT" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or trade payables or other prepetition claims against the Borrower or any Guarantor, including, without limitation, reclamation claims, materialmen's liens and prepetition claims of Critical Trade Vendors.

                  "PRIMED LIENS" shall have the meaning set forth in Section
2.22.

                  "RATE" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

                  "RAW MATERIALS" shall mean any raw materials or Supplies used or consumed in the manufacture, packing or shipping of goods to be sold by the Borrower or any Guarantor in the ordinary course of business.

                  "REBATE RESERVE" shall mean, at any time of determination and without duplication of other reserves applicable to the determination of Eligible Account Receivables, an amount owing or payable to Account Debtors pursuant to incentive marketing programs or similar programs, as determined from time to time by the Administrative Agent in its sole discretion, after consultation with the Initial Lenders.

                  "REGISTER" shall have the meaning set forth in Section
10.3(d).

                  "REORGANIZATION PLAN" shall mean a plan of reorganization in any of the Cases.

                  "REPLACEMENT LENDER" shall have the meaning set forth in
Section 2.28.

                  "REQUIRED LENDERS" shall mean Lenders representing more than 50% of the aggregate outstanding principal amount of the Loans; provided that if no Loans are then outstanding, such term shall mean Lenders holding in excess of 50% of the Total Commitment.

                  "RESTATEMENT" shall have the meaning set forth in Section 3.3.

                  "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

                  "SECURED PARTIES" shall have the meaning given such term in the Security and Pledge Agreement.

                  "SECURITIZATION SUBSIDIARIES" shall mean Hayes Lemmerz Funding Company, LLC and Hayes Lemmerz Funding Corporation.

                  "SECURITY AND PLEDGE AGREEMENT" shall have the meaning given such term in Section 4.1(c).

                  "SINGLE EMPLOYER PLAN" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "STATUTORY RESERVES" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  "SUBORDINATE SYNTHETIC LEASE LIEN" shall mean the subordinate lien encumbering the assets and property securing the Pre-Petition Obligations and granted in favor of the credit providers parties to the Synthetic Lease Documents.

                  "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUPER-MAJORITY LENDERS" shall have the meaning given such term in Section 10.10(b).

                  "SUPERPRIORITY CLAIM" shall mean a claim against the Borrower or any Guarantor in any of the Cases which is a superpriority administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "SUPPLIES" shall mean film, packaging and/or shipping supplies or materials not otherwise directly used in the production of Finished Goods.

                  "SYNTHETIC LEASE DOCUMENTS" shall mean, collectively, (i) the Participation Agreement dated as of April 8, 1999, among Hayes Lemmerz International, Inc., BMO Global Capital Solutions, Inc., the subsidiary guarantors parties thereto and Bank of Montreal, and (ii) the Participation Agreement dated as of October 1, 1998, among Hayes Lemmerz International, Inc., BMO Global Capital Solutions, Inc., the subsidiary guarantors parties thereto and Bank of Montreal, together with in each case all related leases, mortgages, loan agreements, guarantees, guarantee and collateral agreements, intercreditor and subordination agreements and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, restated, modified or supplemented from time to time.

                  "TAXES" shall have the meaning given such term in Section
2.17.

                  "TERMINATION DATE" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date, and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

                  "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR Sections 2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the

Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

                  "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments at such time.

                  "TOTAL USAGE" shall mean, at any time, the sum of the outstanding aggregate principal amount of the Loans, plus the aggregate Letter of Credit Outstandings.

                  "TRANSFEREE" shall have the meaning given such term in Section 2.17.

                  "TREASURY REGULATIONS" shall mean all final and temporary regulations promulgated under the Code, as amended.

                  "TYPE" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

                  "UNUSED COMMITMENT FEE" shall have the meaning set forth in
Section 2.19.

                  "UNUSED TOTAL COMMITMENT" shall mean, at any time, (i) the Total Commitment minus (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

                  "WITHDRAWAL LIABILITY" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  "WORK-IN-PROCESS" shall mean goods to be sold by the Borrower or a Guarantor in the ordinary course of business, which are currently in the process of being manufactured.

         SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.4.

SECTION 2.  AMOUNT AND TERMS OF CREDIT

         SECTION 2.1 Commitment of the Lenders.


                  (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "LOAN" and collectively, the "LOANS") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Commitment of such

Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the Total Commitment of $200,000,000, as the same may be reduced from time to time pursuant the terms of this Agreement.

                  (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

                  (c) Subject to the terms and conditions hereof, from the Filing Date until the earlier of (i) January 16, 2002, and (ii) the date of the entry of the Final Order (the "INITIAL PERIOD"), $45,000,000 of the Total Commitment (the "INTERIM COMMITMENT") shall be available to the Borrower.

                  (d) Notwithstanding any of the provisions of this Agreement to the contrary, the Total Usage shall not at any time exceed: (i) prior to the expiration of the Initial Period, the lesser of (x) the Interim Commitment and
(y) the Borrowing Base; and (ii) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         SECTION 2.2 Letters of Credit.

                  (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Letters of Credit in support of obligations of the Borrower or one or more Foreign Subsidiaries that are acceptable to the Administrative Agent, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings would exceed $15,000,000, and (ii) the Total Usage would exceed (A) prior to the expiration of the Initial Period, the lesser of (x) the Interim Commitment and (y) the Borrowing Base, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

                  (b) No Letter of Credit shall expire later than the earlier of
(i) one year from the issuance thereof, and (ii) five (5) days before the Maturity Date, provided that if the Termination Date shall occur prior to the expiration of any Letter of Credit, the Borrower shall, at or prior to the Termination Date, except as the Administrative Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Administrative Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Administrative Agent (in their sole discretion), in an amount equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrower thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the

Administrative Agent, the Fronting Bank and the Lenders of the Borrower thereunder and (B) 105% of the then undrawn stated amount of all Letter of Credit Outstandings as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations with respect to each such Letter of Credit in an amount equal to the cash held by the Administrative Agent in respect of such Letter of Credit.

                  (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.20 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

                  (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.25% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 4.25% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing of Loans without the satisfaction of the conditions precedent set forth in Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Lender agrees to make the Loans described in clause
(x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.28.

                  (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction), shall not create for such Fronting Bank any resulting liability to any other Lender.

                  (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Fronting Bank at the

Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

         SECTION 2.3 Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, a Financial Officer of the Borrower shall give to such Fronting Bank and the Administrative Agent at least three (3) Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Administrative Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.4 Nature of Letter of Credit Obligations Absolute. The obligation of the Borrower to reimburse the Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.5 Making of Loans.

                  (a) Except as contemplated by Section 2.10, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will minimize or not result in the payment of increased costs by the Borrower pursuant to Sections 2.14 or 2.17. Subject to the other provisions of this Section and the provisions of Section 2.11, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than seven
(7) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) A Financial Officer of the Borrower shall give the Administrative Agent prior written, telex, facsimile or telephonic (confirmed promptly in writing) prior notice of each Borrowing hereunder at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for ABR

Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 in the case of ABR Loans, or $5,000,000 in the case of Eurodollar Loans, and any integral multiple of $100,000 in excess thereof) and the date thereof (which shall be a Business
Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time, on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 425 Lexington Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrower. The Lenders shall make Borrowings of ABR Loans in an aggregate amount up to $20,000,000 (or any lesser amount not below $1,000,000) available to the Borrower by 4:00 p.m. New York City time, on the same Business Day that the Borrower gives notice to the Administrative Agent of such Borrowing; provided, that a Financial Officer of the Borrower delivers such notice to the Administrative Agent not later than 1:00 p.m., New York City time. The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be, and be deemed to be, a representation and warranty by the Borrower that all of the conditions to such extension of credit set forth in Section 4 hereof have been satisfied.

         SECTION 2.6 Repayment of Loans and Unreimbursed Draws; Evidence of
Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and each unreimbursed draw under all Letters of Credit as set forth herein.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender or participation in each Letter of Credit in which such Lender is participating, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or Letter of Credit Outstandings in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.7 Interest on Loans.

                  (a) Subject to the provisions of Section 2.8, each ABR Loan shall bear interest (computed, for ABR Loans wherein the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate, on the basis of the actual number of days elapsed over a year of 360 days, and otherwise computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Alternate Base Rate plus 2.25%.

                  (b) Subject to the provisions of Section 2.8, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.75%.

                  (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.8 Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.2(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360) days equal to 2% above the then applicable rate.

         SECTION 2.9 Optional Termination or Reduction of Commitment. Upon at least two (2) Business Days' prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction or termination, as applicable, of the Unused Total Commitment shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Any reduction or termination, as applicable, pursuant to this Section shall be deemed to be a reduction or termination, as applicable, in the amount of such reduction or termination of the Total Commitment and shall be applied pro rata to reduce the applicable Commitment of each Lender. Simultaneously with each reduction or termination, as applicable, of the Unused Total Commitment, the Borrower shall pay to the Administrative Agent for the account of each Lender the Commitment Fee accrued on the amount of the Commitment of such Lender so terminated or reduced through the date thereof.

         SECTION 2.10 Alternate Rate of Interest. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.5 or 2.11 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.11 Refinancing of Loans. The Borrower shall have the right, at any time, on three (3) Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than l:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4.2 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $5,000,000 and any integral multiple of $1,000,000 in excess thereof, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.12 Mandatory Prepayment; Commitment Termination.

                  (a) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds (A) prior to the expiration of the Initial Period, the lesser of (x) the Interim Commitment and (y) the Borrowing Base, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and
(y) the Borrowing Base, the Borrower will within one (1) Business Day (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than (A) prior to the expiration of the Initial Period, the lesser of
(x) the Interim Commitment and (y) the Borrowing Base, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and
(y) the Borrowing Base, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds (A) prior to the expiration of the Initial Period, the lesser of (x) the Interim Commitment and
(y) the Borrowing Base, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base, deposit into the Letter of Credit Account an amount equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrower thereunder through the expiration date(s) of such Letters of Credit and, (B) 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds (A) prior to the expiration of the Initial Period, the lesser of (x) the Interim Commitment and (y) the Borrowing Base, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment and (y) the Borrowing Base.

                  (b) The Borrower shall, upon the receipt of the Net Proceeds by the Borrower or any Domestic Subsidiary from any Asset Sales after the Filing Date, apply, or cause to be applied, such Net Proceeds as follows: first, to repay the then outstanding Loans; and second, to deposit an amount in the Letter of Credit Account up to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrower thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then Letter of Credit Outstandings. Prepayments of the Loans pursuant to the foregoing shall be effected as follows: (i) the Commitments shall be reduced permanently on a pro rata basis by an aggregate amount equal to the Net Proceeds of the subject Asset Sale (except with respect to the first $5,000,000, in the aggregate of Net Proceeds received by the Borrower and the Guarantors, collectively, after the Filing Date, which shall not reduce the Total Commitment); and (ii) the Loans shall be prepaid in an amount equal to the amount of such Net Proceeds. The Borrower shall apply, or cause to be applied, all Net Proceeds from any Asset Sales by a Foreign Subsidiary (except with respect to the first $15,000,000 in the aggregate of Net Proceeds received by one or more Foreign Subsidiaries after the Filing Date) as follows: first, to repay the then outstanding Intercompany Loans, if any, made to such Foreign Subsidiary pursuant to Section 2.29, second, to deposit an amount in the Letter of Credit Account up to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit issued in support of the operations or obligations of such Foreign Subsidiary plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrower thereunder through the expiration date(s) of such Letters of Credit and (B) 105% of the then Letter of Credit Outstanding in respect of such Letters of Credit, third, to repay all other outstanding Intercompany Loans owing by such Foreign Subsidiary to the Borrower or any Domestic Subsidiary, fourth, to repay other Indebtedness of such Foreign Subsidiary and thereafter for the general corporate purposes of such Foreign Subsidiary.

                  (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, if any Letter of Credit remains outstanding, comply with Section 2.2(b).

                  (d) From and after the establishment of a cash management system pursuant to Section 5.7 hereof, amounts held in the collection account of the Borrower and the Guarantors shall be applied daily by the financial institution providing such cash management services and maintaining such collection account (i) to prepay the Loans in an amount equal to the amount collected and available in such collection account on each such day, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, to deposit into the Letter of Credit Account an amount equal to the greater of (A) an amount, as determined by the Fronting Bank and the Administrative Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent, the Fronting Bank and the Lenders of the Borrower thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the amount by which the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account.

         SECTION 2.13 Optional Prepayment of Loans; Reimbursement of Lenders.

                  (a) Notwithstanding the daily application of collected amounts against outstanding Loans as provided for in Section 2.12(d) above, the Borrower shall have the right at any time and from time to time to prepay any Loans without penalty (except for any breakage costs associated with Eurodollar Loans), in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business Days' prior written, telex, facsimile or telephonic (confirmed promptly in writing) notice to the Administrative Agent and (y) with respect to ABR Loans on the same Business Day if written, telex, facsimile or telephonic (confirmed promptly in writing) notice is received by the Administrative Agent prior to 12:00 noon, New York City time, and thereafter upon at least one (1) Business Day's prior written, telex, facsimile or telephonic (confirmed promptly in writing) notice to the Administrative Agent; provided, however, that (i) each such partial prepayment shall be in integral multiples of $100,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.13(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Loans were made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of Borrowing under Section 2.5 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of Borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender, which determination shall be deemed conclusive absent manifest error on the part of such Lender.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.13(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender, which determination shall be deemed conclusive absent manifest error on the part of such Lender.

                  (d) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.12 or 2.13 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Administrative Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.12 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.14 Reserve Requirements; Change in Circumstances.


                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.15 Change in Legality.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall, if any Eurodollar Loans are then outstanding, be effective on the last day of the then-current Interest Period, or if no Eurodollar Loans are then outstanding, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16 Pro Rata Treatment etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.14 and 2.15) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) except as otherwise provided in Section 2.17 net of any tax applicable to the Borrower and (ii) made in Dollars in immediately available funds, without defense, setoff or counterclaim and free of any restriction or condition, at the office of the Administrative Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.17 Taxes.

                  (a) Except as otherwise provided in this Section 2.17, any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income, net profit or overall gross receipts of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder, subject to the provisions of Section 10.3(a) (any such entity being called a "TRANSFEREE")) and franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) or applicable office of the Administrative Agent is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Administrative Agent or such Lender (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings with respect to payments hereunder to a Lender (or Transferee) or the Administrative Agent in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) or the Administrative Agent becomes a Lender (or Transferee or Administrative Agent, as the case may be) ("AMOUNTS") but not excluding, with respect to such Lender (or Transferee) or the Administrative Agent, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay, subject to the provisions of Section 10.3(a), any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower will indemnify each Lender (or, subject to the provisions of Section 10.3(a), Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. Such written demand shall set forth in reasonable detail the amount of such indemnification and the calculation of such amount and shall be presumed to be correct in the absence of manifest error. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes paid by the Borrower or as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Administrative Agent actually receives a refund in respect of any Taxes or Other Taxes paid by the Borrower or as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within thirty (30) days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Administrative Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without additional interest thereon; provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of such payment reasonably satisfactory to such Lender (or Transferee) and the Administrative Agent.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder and the Termination of the Total Commitment.

                  (f) Each Lender (and Transferee) and the Administrative Agent shall, if not a United States Person (as such term is defined in Section 770l(a)(30) of the Code), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), deliver to the Borrower and the Administrative Agent such certificates, documents and other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including two original copies of Internal Revenue Service Forms, W-8BEN or W-8ECI or successor applicable forms and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) or the Administrative Agent to establish that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) or the Administrative Agent of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) or the Administrative Agent in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) or the Administrative Agent to comply with the provisions of paragraph (f) above.

                  (h) Any Lender (or Transferee) or the Administrative Agent claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or the Administrative Agent, be otherwise materially disadvantageous to such Lender (or Transferee) or the Administrative Agent.

         SECTION 2.18 Certain Fees. The Borrower shall pay to the Administrative Agent, for the respective accounts of the Administrative Agent and the other financial institutions party thereto, the fees set forth in that certain fee letter dated December 5, 2001 among the Administrative Agent, the other financial institutions party thereto and the Borrower at the times set forth therein.

         SECTION 2.19 Unused Commitment Fee. The Borrower shall pay to the Lenders a commitment fee (the "UNUSED COMMITMENT FEE") for the period commencing on December 5, 2001 to the Termination Date (or the earlier date of termination of the Total Commitment) calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to 0.75 of 1% per annum on the average daily Unused Total Commitment during the preceding calendar month. The issuance of Letters of Credit shall be treated as usage of the Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.9 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.20 Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Administrative Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to 3.75% per annum on the undrawn stated amount thereof, and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.2. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate equal to 0.25 of 1% per annum. Accrued fees described in clause (i) of the first sentence of this paragraph, in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Administrative Agent.

         SECTION 2.21 Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Fronting Bank and the Lenders, as provided herein and in the letter described in Section 2.18. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.22 Priority and Liens.

                  (a) The Borrower and each Guarantor hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and each Guarantor hereunder and with respect to the other Loan Documents, the Cash Management Obligations and, from and after the entry of the Final Order, the Interest Rate Hedging Obligations: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim in the Cases (which Superpriority Claim shall be payable from and have recourse to all pre- and post-petition property of the Borrower and the Guarantors including, without limitation, (x) all proceeds, dividends, distributions and other amounts received or realized in respect of the Excluded Stock and (y) to the extent permitted by the Bankruptcy Court in the Final Order, any amounts that are recovered or otherwise received by the Borrower or any of the Guarantors in respect of Avoidance Actions); (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered pre- and post-petition property of the Borrower and the Guarantors (other than (x) the Excluded Stock and (y) any amounts that are recovered or otherwise received by the Borrower or any of the Guarantors in respect of Avoidance Actions) wherever located, including all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, provided that amounts in the Letter of Credit Account shall not be subject to the Carve-Out from and after the Termination Date; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all property of the Borrower and the Guarantors that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure obligations under the Pre-Petition Agreements and all Liens subordinated thereto, (including the Subordinate Synthetic Lease Lien), which Liens shall be primed by the liens to be granted to the Administrative Agent described in the following clause (iv)); and in addition, (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected first priority, senior priming Lien on all of the property of the Borrower and the Guarantors (including, without limitation, inventory, receivables, equipment, machinery, intellectual property, general intangibles, real property, capital stock of subsidiaries and membership interests in limited liability companies) that is encumbered by the existing liens which secure the Pre-Petition Obligations (all such existing liens, together with all Liens subordinated to such existing liens (including the Subordinate Synthetic Lease Lien) collectively the "PRIMED LIENS"), all of which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection in respect of any of the Primed Liens, subject in each case only to
(x) in the event of the occurrence and during the continuance of an Event of Default, the payment of unpaid professional fees and disbursements incurred by the Borrower and any statutory committees appointed in the Cases, in each case to the extent allowed by the Bankruptcy Court, in an aggregate amount not to exceed all accrued and unpaid professional fees owing as of the date of the Event of Default (whether allowed as of such date or subsequent thereto) plus $2,500,000, and (y) the payment of fees pursuant to 28 U.S.C. Section 1930 to the Clerk of the Bankruptcy Court (the amounts described in clauses (x) and (y), collectively, the "CARVE-OUT"); provided that no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the Indebtedness of, or other claims against, the Borrower or the Guarantors owed with respect to the parties primed by the priming Liens or to the collateral securing such Indebtedness, or the perfection, priority or validity of the Liens granted in favor of such primed parties, or any other action against such parties. By execution hereof, the Borrower and the Guarantors hereby consent to the priming Liens referenced in clause (iv) above. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. Section 330 and 11 U.S.C. Section 331, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Event of Default shall not reduce the Carve-Out.

                  (b) As to all real property the title to which is held by the Borrower or a Guarantor or the possession of which is held by the Borrower or a Guarantor pursuant to leasehold interest, the Borrower and the Guarantors hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto the Administrative Agent on behalf of the Lenders all of the right, title and interest of the Borrower and the Guarantors in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and the Guarantors in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and the Guarantors acknowledge that, pursuant to the Interim Order (or the Final Order, as applicable), the Liens in favor of the Administrative Agent on behalf of the Lenders in all of such real property and leasehold instruments of the Borrower and the Guarantors shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and the Guarantors further agree that, upon the request of the Administrative Agent, in the exercise of its business judgment, the Borrower and the Guarantors shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms satisfactory to the Administrative Agent.

         SECTION 2.23 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to request a Borrowing under Section 2.5 or request the issuance of a Letter of Credit under
Section 2.2 unless (i) the Bankruptcy Court shall have entered the Interim Order or the Final Order, as applicable, (ii) the Borrower shall at that time have the use of all cash collateral subject to the Orders for the purposes described in
Section 3.10, and (iii) the Borrower shall at that time have used for the purposes described in Section 3.10 all cash on hand and cash collateral in excess of $5,000,000 (exclusive of the $13,517,334.92 (together with all earnings thereon) maintained by the Borrower in a segregated money market account with Zurich Scudder Investments, Inc.).

         SECTION 2.24 Right of Set-Off. Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any tine and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Administrative Agent and each such Lender, or any of its Affiliates, to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Administrative Agent agrees promptly to notify the Borrower or applicable Guarantor after any such set-off and application made by such Lender or by the Administrative Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies, which such Lender and the Administrative Agent may have upon the occurrence, and during the continuance of any Event of Default.

         SECTION 2.25 Security Interest in Letter of Credit Account. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower hereby assigns and pledges to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grants to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.26 Payment of Obligations. Subject to the provisions of
Section 7.1, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.27 No Discharge; Survival of Claims. The Debtors agree that
(i) their Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Debtors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claims granted to the Administrative Agent and the Lenders pursuant to the Orders and described in Section 2.22 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         SECTION 2.28 Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Commitment Percentage of any Loan requested by the Borrower or to fund its Commitment Percentage of any unreimbursed payment made by the Fronting Bank, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrower under Section 2.14 with respect to increased costs or capital or under Section 2.17 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, or (iii) delivered a notice pursuant to Section 2.15 claiming that such Lender is unable to extend Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders, then, in any case, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignments and Acceptances within five (5) Business Days after the date on which a Replacement Lender has been identified to the Affected Lender, to one or more Eligible Assignees, which the Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 10.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain a Commitment from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Section 2.14 with respect to such Affected Lender and compensation under Section 2.19 in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.28; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 10.5 and 10.6, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under
Section 8.6 with respect to losses,
obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

         SECTION 2.29 Loans to Certain Foreign Subsidiaries. Subject to the terms and conditions hereof and provided that after giving effect to any such Intercompany Loan to be made pursuant to this Section 2.29 the Minimum Liquidity is greater than or equal to $10,000,000, the Borrower may make Intercompany Loans in an aggregate principal amount up to, but at any one time outstanding not to exceed (a) prior to the expiration of the Interim Period $10,000,000 and
(b) from and after the expiration of the Interim Period, $20,000,000, to Foreign Subsidiaries located in Germany and Mexico, the proceeds of which shall be used to fund Capital Expenditures, required joint venture obligations, rebate exposure of such Foreign Subsidiaries or costs incurred in connection with plant closures, restructuring or the sale or termination of businesses of Foreign Subsidiaries in Germany including, without limitation, Hayes Lemmerz Schenk GmbH, Hayes Lemmerz System Service GmbH, Hayes Lemmerz System Services, N.V. and Hayes Lemmerz Systems Services CR, s.r.o. Intercompany Loans to Foreign Subsidiaries in Germany may be made by making such loans to Hayes Lemmerz Fabricated Holdings, B.V. for the sole purpose of loaning the proceeds of such Intercompany Loan to a Foreign Subsidiary in Germany for one of the permitted uses of proceeds of Intercompany Loans described in this Section 2.29. Such Intercompany Loans may be funded with cash on hand or cash collateral of the Borrower or with the proceeds of a Loan borrowed pursuant to this Agreement and shall be evidenced by promissory notes, which notes will be pledged and endorsed by the Borrower to the Administrative Agent as security for the Obligations under this Agreement. Each such Foreign Subsidiary receiving such an Intercompany Loan shall execute and deliver to the Administrative Agent a guarantee and security agreement in form and substance satisfactory to the Administrative Agent, which shall (i) guarantee the Obligations, up to the amount of such Intercompany Loan, and (ii) shall grant a security interest in its property and assets in favor of the Administrative Agent to secure its guarantee obligations, in each of cases (i) and (ii) to the extent not prohibited by applicable law or by its existing local financing arrangements. Letters of Credit issued to support the operations or obligations of such Foreign Subsidiaries shall constitute Intercompany Loans made subject to this
Section 2.29. In addition, Intercompany Loans to the Mexican Debtor made pursuant to the Borrower's and Guarantors' cash management system shall constitute Intercompany Loans subject to this Section 2.29; provided that the Mexican Debtor may use the proceeds of such Intercompany Loans for general corporate purposes.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make Loans and to issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors, jointly and severally, represents and warrants as follows:

         SECTION 3.1 Organization and Authority. The Borrower and each of the Guarantors (i) is duly organized, validly existing and in good standing under the law of its jurisdiction of organization; (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect; (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has all requisite power and authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.2 Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), the execution, delivery and performance by the Borrower and each of the Guarantors of each of the Loan Documents to which it is a party, including, without limitation, the grant and pledge by the Borrower of the security interests granted by the Security and Pledge Agreement, (i) are within the respective powers of the Borrower and the Guarantors, have been duly authorized by all necessary action, including the consent of shareholders, partners or members, where required, and do not (A) contravene the Organizational Documents of the Borrower or any of the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrower, the Guarantors or any of their respective properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of the Guarantors other than Liens granted pursuant to this Agreement; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Interim Order (or the Final Order, as applicable). Except for the entry of the Interim Order (or the Final Order, as applicable), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests or the exercise by the Administrative Agent or the Lenders of their respective rights and remedies under the Loan Documents. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), this Agreement shall have been duly executed and delivered by the Borrower and each of the Guarantors. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), this Agreement, and each of the other Loan Documents to which the Borrower and the Guarantors are or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and the Guarantors in accordance with its terms and the Orders.

         SECTION 3.3 Statements Made. Subject to a one-time restatement of the consolidated financial statements of the Borrower and its Subsidiaries for certain fiscal periods ending on or prior to April 30, 2001 (the "RESTATEMENT"), and provided such Restatement reflects a financial condition and results of operations for the fiscal periods covered thereby that are no worse than has previously been disclosed in the Borrower's press release dated December 13, 2001, the information that has been delivered in writing by the Borrower to the Administrative Agent, the Lenders or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower and the Guarantors to be reasonable at the time such projections were furnished.

         SECTION 3.4 Financial Statements. The Borrower has furnished the Lenders with copies of (i) the audited consolidated financial statement and schedules of the Borrower and its Subsidiaries for the fiscal year ended January 31, 2001 and (ii) the unaudited consolidated financial statements and schedules of the Borrower and its Subsidiaries for the fiscal quarter ended on April 30, 2001. Subject to the Restatement (provided such Restatement reflects a financial condition and results of operations for the fiscal periods covered thereby that are no worse than has previously been disclosed in the Borrower's press release dated December 13, 2001), such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of the statements and schedules for the fiscal quarter ended on April 30, 2001) to normal year end adjustments and the absence of footnotes. Subject to the Restatement (provided such Restatement reflects a financial condition and results of operations for the fiscal periods covered thereby that are no worse than has previously been disclosed in the Borrower's press release dated December 13, 2001), no Material Adverse Effect, has occurred from that set forth in consolidated financial statements and schedules for the Borrower and its Subsidiaries for the fiscal quarter ended April 30, 2001 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, the commencement of the Cases and the inclusion of a going concern qualification in the auditor's report of the Borrower.

         SECTION 3.5 Ownership. Each of the Persons listed on Schedule 3.5 is a direct or indirect Subsidiary of the Borrower and Schedule 3.5 correctly sets forth the ownership interest of the Borrower in its respective Subsidiaries, in each case as of the Closing Date. The Borrower does not own any other Subsidiaries, whether directly or indirectly, other than as set forth on
Schedule 3.5.

         SECTION 3.6 Liens. There are no Liens of any nature whatsoever on any assets of any of the Borrower or its Subsidiaries other than Permitted Liens. Neither the Borrower nor any of its Subsidiaries are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any of its Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Administrative Agent and the Lenders as provided for in this Agreement.

         SECTION 3.7 Compliance with Law.

                  (a) (i) The operations of the Borrower and its Subsidiaries comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); (ii) none of the operations of the Borrower or its Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving an expenditure by the Borrower is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment where such investigation, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and (iii) the Borrower and its Subsidiaries do not have any contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, which could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

         SECTION 3.8 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and its Subsidiaries.

         SECTION 3.9 The Orders. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded except as approved by the Administrative Agent, in its sole discretion. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded except as approved by the Administrative Agent, in its sole discretion. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower, the Lenders shall, subject to the provisions of Section 7.1, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10 Use of Proceeds. The proceeds of the Loans shall be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, generally as set forth in the Budget and for such other purposes permitted by this Agreement and an order of the Bankruptcy Court. The Letters of Credit shall be issued in support of obligations of the Borrower, the Guarantors or the Foreign Subsidiaries that are consistent with past practices of the Borrower, the Guarantors or the Foreign Subsidiaries, as the case may be, as disclosed to the Administrative Agent, and that are acceptable to the Administrative Agent.

         SECTION 3.11 Litigation. Except as set forth on Schedule 3.11, there are no unstayed actions, suits or proceedings pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to have a Material Adverse Effect.

         SECTION 3.12 Labor Controversies. Except as set forth on Schedule 3.12, there are no labor controversies pending or threatened against the Borrower or any of the Guarantors that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.13 ERISA. Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA and the Code and any other applicable law, rule or regulation, and no event or condition has occurred as to which the Borrower or any of its Subsidiaries would be under an obligation to furnish a report to the Lenders under Section 5.5, and no termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a plan has arisen. The present value of all benefits accrued under each Single Employer Plan maintained by the Borrower, its Subsidiaries or any ERISA Affiliate (based on those assumptions used to fund such plan) did not, as of the last annual valuation date, exceed the value of the assets of each such plan. Neither the Borrower, its Subsidiaries or any ERISA Affiliate is, or has been, a party to or subject to any Multiemployer Plan.

SECTION 4. CONDITIONS OF LENDING

         SECTION 4.1 Conditions Precedent to Initial Loan and Initial Letter of Credit. The obligation of the Lenders to make the initial Loan or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a) Supporting Documents. The Administrative Agent shall have received for the Borrower and each of the Guarantors:

                           (i) a copy of each Organizational Document of the
Borrower and each Guarantor, and, to the extent applicable, certified as of a recent date by the applicable Governmental Authority; provided that the Administrative Agent may, in its discretion, accept Organizational Documents of the Borrower and each Guarantor certified by a Secretary or Assistant Secretary of the Borrower or such Guarantor, as applicable, in lieu of certification by Governmental Authorities (subject to receipt of an undertaking from the Borrower to effect delivery of such documents certified by Governmental Authorities on a post-Closing Date basis);

                           (ii) signature and incumbency certificates of the
officers of the Borrower and each Guarantor executing the Loan Documents to which it is a party, dated as of the Closing Date;

                           (iii) duly adopted resolutions of the board of
directors or similar governing body of the Borrower and each Guarantor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

                           (iv) a good standing certificate from the applicable
Governmental Authority of the Borrower's and each Guarantor's jurisdiction of incorporation, organization or formation and in each jurisdiction in which such entity is required to be qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and

                           (v) such other documents as the Administrative Agent
may reasonably request.

                  (b) Interim Order. Not later than ten (10) days following the Filing Date, the Administrative Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-l (the "INTERIM ORDER") granting the Superpriority Claim status and senior priming and other Liens described in Section 2.22 which Interim Order (i) shall have been entered upon an application or motion of the Debtors reasonably satisfactory in form and substance to the Administrative Agent and on such prior notice to such parties as may be satisfactory to the Administrative Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Administrative Agent, (iii) shall approve the payment by the Borrower of all of the Fees set forth in Sections 2.18, 2.19 and 2.20, (iv) shall be in full force and effect, (v) shall have authorized as adequate protection for and to the extent of any diminution in value of the Pre-Petition Lenders' interest in the Pre-Petition Collateral after the Filing Date: (A) subject to the entry of the Final Order, payments in respect of unpaid interest, letter of credit fees and other fees and payments (including the payment on the Closing Date of any such interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates (including LIBOR pricing options) provided for pursuant to the Pre-Petition Agreements (the payments described in this clause to be without prejudice to the rights of any Pre-Petition Lender to assert a claim in the Cases for the payment of additional interest calculated at any other applicable rates of interest, or on any other basis, set forth in the Pre-Petition Agreements) as follows: (1) provided that the Borrower shall then be in compliance with the Consolidated EBITDA and Domestic EBITDA covenants set forth in Section 6.5 in respect of the prior calendar month, on July 1, 2002 and on the first Business Day of each calendar quarter thereafter, a payment (each, an "INITIAL PAYMENT") in respect of such accrued and unpaid interest, letter of credit and other fees and payments; provided that no such Initial Payment shall be made to the extent that on the last Business Day of the immediately preceding calendar quarter, after giving effect to such Initial Payment, Minimum Liquidity is less than $50,000,000; provided, further, that the sum of all Initial Payments shall not exceed $10,000,000, or such greater amount, not in excess of $20,000,000, as determined by the Initial Lenders and set forth in the Borrowing Base Addendum, (2) on October 1, 2002 and the first Business Day of each calendar quarter thereafter a payment in respect of all such accrued and unpaid interest and fees, each in an amount (the "PERMITTED PAYMENT AMOUNT") up to the amount which, when added to the sum of all prior Permitted Payment Amounts paid hereunder (such prior payments, collectively, but excluding all Initial Payments, the "AGGREGATE PRIOR PAYMENT AMOUNT"), would cause the ratio of (1) the difference between (a) cumulative Domestic EBITDA for the current Measurement Period minus (b) cumulative Capital Expenditures for such Measurement Period, to (2) the sum of the current Permitted Payment Amount proposed to be made and the Aggregate Prior Payment Amount, to be equal to 1.05:1.0; provided that no such payment shall be made to the extent that (i) such payment would cause such ratio to be less than 1.05:1.00 or (ii) on such last Business Day of the immediately preceding calendar quarter, after giving effect to the payment of such Permitted Payment Amount, the Minimum Liquidity is less than $50,000,000, and (3) on February 1, 2002 and on the first Business Day of each fiscal quarter thereafter a payment in respect of all such accrued and unpaid interest and fees, each in an amount up to the aggregate amount of payments received by the Borrower or any Guarantor from one or more Foreign Subsidiaries (in the form of dividends, distributions, loan payments, repayments, prepayments or otherwise) during the immediately preceding fiscal quarter (less the amount of such payments received from Foreign Subsidiaries in Germany or from Hayes Lemmerz Fabricated Holdings, B.V. which payments shall be applied to repay the then outstanding Intercompany Loans to Foreign Subsidiaries in Germany or to Hayes Lemmerz Fabricated Holdings, B.V. made pursuant to Section 2.29); provided, that no such payment shall be made to the extent that on the last Business Day of the immediately preceding fiscal quarter, after giving effect to the proposed payment to be made, the Minimum Liquidity is less than $50,000,000; (B) a Superpriority Claim (which claim shall be payable from and have recourse to all pre-and post-petition property of the Borrower and the Guarantors including, without limitation, all proceeds, dividends, distributions and other amounts received or realized in respect of the Excluded Stock) contemplated by Section 507(b) of the Bankruptcy Code having a priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, junior only to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Administrative Agent and the Lenders in respect of the Obligations; (C) a second priority adequate protection lien on the property of the Borrower and the Guarantors which adequate protection lien shall have a priority immediately junior to the priming and other liens granted in favor of the Administrative Agent and the Lenders in respect of the Obligations; and (D) the payment on a current basis of the reasonable fees and expenses (including, but not limited to, the reasonable fees and disbursements of external counsel and third-party consultants, including financial consultants, and auditors) incurred by the Pre-Petition Agent and the Pre-Petition Lenders, to the extent provided in the Pre-Petition Agreement, (including any unpaid pre-petition professional fees and expenses); (clauses (A), (B), (C) and (D) being collectively referred to herein as the "ADEQUATE PROTECTION OBLIGATIONS"), (vi) shall not have been stayed, reversed, modified or amended in any respect, except as approved by the Administrative Agent, in its sole discretion, and (vii) shall be entered with the consent or non-objection of a preponderance (as determined by the Administrative Agent in its sole discretion) of both (A) the Pre-Petition Lenders and (B) the lenders party to the Synthetic Lease Documents (solely with respect to the Subordinate Synthetic Lease Lien), taken as a whole; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the issuance of such Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations hereunder or under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal. No other claim having a priority superior to or pari passu with those granted by the Interim Order (i) to the Administrative Agent and the Lenders and (ii) to the Pre-Petition Agent and the Pre-Petition Lenders, respectively, shall be granted while any portion of the Loans or the Total Commitment hereunder remains outstanding or any Adequate Protection Obligations remain outstanding. The claims and liens described in clauses (A),
(B) and (C) in the definition of "Adequate Protection Obligations" above shall be subject to the Carve-Out.

                  (c) Security and Pledge Agreement. The Borrower and the Guarantors shall have duly executed and delivered to the Administrative Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "SECURITY AND PLEDGE AGREEMENT").

                  (d) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at or about the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Administrative Agent.

                  (e) Opinion of Counsel. The Administrative Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrower, acceptable to the Administrative Agent.

                  (f) Payment of Fees. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.18.

                  (g) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Administrative Agent and the Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (h) Information. The Administrative Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Administrative Agent and shall have discussed such information with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

                  (i) Budget. The Administrative Agent and the Initial Lenders shall have received a business plan and budget (the "BUDGET") of the Borrower and its subsidiaries, which business plan shall include a financial forecast through January 31, 2004 and a timetable for the implementation of the strategies set forth therein together with a balance sheet, income statement and statement of cash flows, each on a monthly basis and in each case for both (i) the Borrower and its Subsidiaries and (ii) the Borrower, its Domestic Subsidiaries, the Mexican Debtor, Hayes Lemmerz International Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V., in form and substance reasonably satisfactory to the Administrative Agent.

                  (j) Compliance with Laws. The Borrower shall have granted the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Borrower relating to environmental matters and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Administrative Agent, and the Administrative Agent shall be reasonably satisfied that the Borrower is in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

                  (k) Closing Documents. The Administrative Agent shall have received all documents required by this Agreement satisfactory in form and substance to the Administrative Agent.

                  (l) Lien Searches. The Administrative Agent shall have received lien searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business, satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower other than Permitted Liens.

                  (m) Field Examinations. The Administrative Agent shall have caused to be conducted, and the Administrative Agent and the Initial Lenders shall be satisfied with the results of, field examinations, audits and appraisals of the Borrower's and the Guarantors' accounts receivable, inventory, plant and equipment.

                  (n) Insurance. The Administrative Agent and the Initial Lenders shall be satisfied in all respects with the amount, types, terms and conditions of all insurance maintained by the Borrower and its Subsidiaries.

                  (o) Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Administrative Agent an originally executed copy of this Agreement, with sufficient originally executed copies for each Initial Lender and its counsel.

         SECTION 4.2 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notice. The Administrative Agent shall have received a notice with respect to each Borrowing or the issuance of each Letter of Credit, as the case may be, as required by Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (d) Orders. The Interim Order or the Final Order (as defined below), as the case may be, shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent; provided that, at the time of the making of any Loan or the issuance of any Letter of Credit, the aggregate amount of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "ADDITIONAL CREDIT"), the Administrative Agent and each of the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form set forth as Exhibit A-2 which order shall provide for, among other things, the Adequate Protection Obligations set forth in Section 4.1(b) (such order, the "FINAL ORDER"), which, in any event, shall have been entered by the Bankruptcy Court on or before January 16, 2002, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent; and, if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of its obligations under any of the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (e) Payment of Fees. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement and the letter referred to in Section 2.18.

                  (f) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate dated no more than seven (7) days prior to each Borrowing or the issuance of each Letter of Credit, which Borrowing Base Certificate shall include supporting schedules as required by the Administrative Agent, after consultation with the Initial Lenders, or as required by at least two of the

Initial Lenders; provided that with respect to any Borrowing or issuance of a Letter of Credit requested by the Borrower during the calendar week in which December 25, 2001 occurs, the Administrative Agent shall have received a Borrowing Base Certificate dated no more than fourteen (14) days prior to such Borrowing or issuance of a Letter of Credit.

                  (g) Usage. The uses of each Borrowing or each Letter of Credit shall be consistent with the Budget, as updated from time to time.

SECTION 5. AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.2(b)), or any amount shall remain outstanding or unpaid under this Agreement or any other Loan Documents, the Borrower and each Guarantor that is a party hereto agree that, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 5.1 Financial Statements, Reports, etc. Deliver to the Administrative Agent and each of the Lenders:

                  (a) within ninety (90) days after the end of each fiscal year,
(i) consolidated balance sheets and related statements of income, (ii) consolidated statements of stockholders' equity and (iii) consolidated statements of cash flows, showing the financial conditions of (A) the Borrower and its Subsidiaries, and (B) the Borrower, its Domestic Subsidiaries, the Mexican Debtor, Hayes Lemmerz International Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V., in each case on a consolidated basis (except as otherwise specified) as of the close of such fiscal year and the results of their respective operations during such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, which consolidated statements shall be audited for such entities by their current independent auditors or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which opinion shall not be qualified other than with respect to the Cases or a going concern qualification) and shall be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial conditions and results of operations of such entities, in each case on a consolidated basis, in accordance with GAAP;

                  (b) within forty-five (45) days after the end of each of the first three fiscal quarters and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year, (i) consolidated balance sheets and related statements of income, (ii) consolidated statement of stockholders' equity, and (iii) consolidated statements of cash flows, showing the financial condition of (A) the Borrower and its Subsidiaries, and (B) the Borrower, its Domestic Subsidiaries, the Mexican Debtor, Hayes Lemmerz International Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V., in each case on a consolidated basis (except as otherwise specified) as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, setting for the in each case in comparative form the corresponding consolidated figures for the corresponding periods in the prior fiscal year, each certified by a Financial Officer of Borrower as fairly presenting the financial conditions and results of operations such entities, in each case on a consolidated basis, in accordance with GAAP, subject to normal year-end audit adjustments; other than with respect to the Cases and a going concern qualification provided that the financial statements and related certificates required in this clause (b) of Section 5.1 in respect of the fiscal quarter ended October 31, 2001 shall be delivered to the Administrative Agent and the Lenders on or before December 31, 2001;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer of the Borrower (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.3, 6.4, 6.5 and 6.10 and (ii) a certificate of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (d) as soon as available, but no more than thirty (30) days after the end of each month, (i) unaudited monthly balance sheets and related statements of income and cash flows, showing the financial conditions of (A) the Borrower and its Subsidiaries, and (B) the Borrower, its Domestic Subsidiary, the Mexican Debtor, Hayes Lemmerz International Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V., in each case on a consolidated basis as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, each certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of such entities, in each case on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and other than with respect to the Cases and a going concern qualification, together with a certificate of a Financial Officer of the Borrower setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Section 6.5.

                  (e) as soon as possible, and in any event within forty-five
(45) days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's financial condition as of the Filing Date;

                  (f) no later than thirty (30) days after the end of each month (forty-five days after the end of each month which is also the end of a fiscal quarter), a summary of the results of the Borrower's business operations for the preceding period as compared to the corresponding period in the Budget, including a discussion of significant variances, which summary shall describe results on the basis of (i) the Borrower and its Subsidiaries, and (ii) the Borrower, its Domestic Subsidiaries, the Mexican Debtor, Hayes Lemmerz Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V., each on a consolidated basis.

                  (g) no later than the second Business Day of each calendar week, a 13-week cash flow projection commencing with such calendar week, together with a comparison of actual cash flows to the projected cash flows and a variance analysis for the calendar week ended immediately prior to the most recently completed calendar week, in each case in form satisfactory to the Administrative Agent;

                  (h) on the last Business Day of each calendar quarter commencing with the calendar quarter ending June 30, 2002, a certificate of the Borrower showing in reasonable detail (i) the calculation of the Minimum Liquidity as of the last Business Day of such calendar quarter, (ii) the amount of the adequate protection payment proposed to be made on the first Business Day of the ensuing calendar quarter, and (iii) the calculation of the related earnings ratio set forth in Section 4.1(b) as of the last day of the Measurement Period then ended;

                  (i) deliver an updated Budget on or before January 31, 2003 in respect of the two year period commencing on such date;

                  (j) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (k) promptly upon receipt thereof, copies of all management letters received by the Borrower or any Subsidiary from their accountants, together with copies of all written responses thereto from management within five (5) Business Days after the date such responses are sent;

                  (l) as soon as available and in any event (A) within thirty
(30) days after the Borrower, or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within ten (10) days after any of the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower or such ERISA Affiliate describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (m) promptly and in any event within ten (10) days after receipt thereof by any of the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (n) if requested by the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (o) within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower or such ERISA Affiliate setting forth (A) sufficient information necessary to determine the amount of the Lien under Section 302(f)(3) of ERISA,
(B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (p) promptly and in any event within ten (10) days after receipt thereof by any of the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan with the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause
(A), (B) or (C) above;

                  (q) promptly notify the Administrative Agent of any existing or threatened strike, slowdown, work stoppage or other material labor disruption by any of the employees of the Borrower or any of the Guarantors, or of any material existing or threatened claim against the Borrower or any of the Guarantors relating to labor union matters;

                  (r) promptly, from time to time, such other information (including, without limitation, projections) regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Administrative Agent, at the request of any Lender, may reasonably request;

                  (s) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Debtors with the Bankruptcy Court in the Cases, or distributed by or on behalf of any of the Debtors to any official committee appointed in any of the Cases; and providing copies of same to counsel for the Administrative Agent;

                  (t) on or before January 31, 2002, copies of all of the restated consolidated financial statements of the Borrower and its Subsidiaries that have been made subject to the Restatement, as described in the Borrower's press release dated December 13, 2001;

                  (u) not less than seven (7) Business Days prior to the use thereof, written notice to the Administrative Agent of the Borrower's intent to use all or any part of the $13,517,334.92 (together with all earnings thereon) maintained by the Borrower in a segregated money market account with Zurich Scudder Investments, Inc., together with a description of the intended uses thereof;

                  (v) on or before January 7, 2002, a revised Schedule 5 to the Security and Pledge Agreement, together with a certificate of the Borrower, in form satisfactory to the Administrative Agent, restating without qualification the representations set forth in Section 5.9 of the Security and Pledge Agreement and certifying the accuracy of such revised schedule; and

                  (w) on the last Business Day of each fiscal quarter commencing with the fiscal quarter ending January 31, 2002, a certificate of the Borrower showing in reasonable detail (i) the calculation of the aggregate amount of all dividends, distributions, loan payments, repayments, prepayments or other amounts received by the Borrower and the Guarantors from Foreign Subsidiaries during such fiscal quarter, together with a specific calculation of all such funds received from Foreign Subsidiaries in Germany and from Hayes Lemmerz Fabricated Holdings B.V. during such fiscal quarter, (ii) the amount of the then outstanding Intercompany Loans to Foreign Subsidiaries in Germany or to Hayes Lemmerz Fabricated Holdings B.V. made pursuant to Section 2.29, (iii) the calculation of the Minimum Liquidity as of the last Business Day of such fiscal quarter, and (iv) the amount of the adequate protection payment proposed to be made on the first Business Day of the ensuing fiscal quarter.

         SECTION 5.2 Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its businesses except
(i) (A) if in the reasonable business judgment of the Borrower it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         SECTION 5.3 Insurance. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.4 Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof, provided, however, that the Borrower or such Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower or such Guarantor shall have set aside on its books adequate reserves therefor).

         SECTION 5.5 Notice of Event of Default, etc. Promptly give to the Administrative Agent notice in writing of:

                  (a) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default; and

                  (b) any litigation, proceedings or material investigations which may exist at any time between the Borrower or any Guarantor and any Governmental Authority, or any violations of any requirements of law with respect thereto.

         SECTION 5.6 Access to Books and Records.

                  (a) Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and its respective Subsidiaries; and provide the Administrative Agent, the Initial Lenders and their respective representatives access to all such books and records during regular business hours, in order that the Administrative Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Administrative Agent or the Lenders pursuant to this Agreement or the other Loan Documents or for otherwise ascertaining compliance with this Agreement. The Borrower will permit (and will cause its Subsidiaries to permit) any representatives designated by the Administrative Agent or the Initial Lenders to discuss its affairs, financial condition and the Budget with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Without limiting the generality of the foregoing, the Borrower will arrange for representatives of the Borrower and of its independent accountants to meet with representatives of the Administrative Agent, the Initial Lenders and the financial advisor to Administrative Agent on or prior to December 31, 2001.

                  (b) The Borrower will permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or its counsel) and representatives, appraisers, auditors and field examiners of the Initial Lenders to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and properties of the Borrower or its Subsidiaries as required by the Administrative Agent, in consultation with the Initial
Lenders, or as required by at least two of the Initial Lenders, in each case as required in Section 5.8 below and at such other reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees (including customary internally allocated fees of employees of the Administrative Agent or the Initial Lenders as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent or any Initial Lender. To the extent required by the Administrative Agent, in consultation with the Initial Lenders or as required by at least two of the Initial Lenders, as a result of any such evaluation, appraisal or monitoring, the Borrowing Base shall be modified and the computation of the Borrowing Base shall be adjusted (which modification or adjustment may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing
Base).

                  (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrower agrees to maintain additional reserves (for purposes of computing the Borrowing
Base) with respect to the components of the Borrowing Base and make other adjustments to its parameters so as to include such components of the Borrowing Base as the Administrative Agent shall reasonably require based upon such modifications.

                  (d) The Borrower will grant the Administrative Agent access to and the right to inspect all reports, audits and other information relating to environmental matters upon reasonable notice, and to obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Administrative Agent, at any time and from time to time, in its sole judgment, reasonably exercised.

         SECTION 5.7 Maintenance of Cash Management System. To the extent a cash management system acceptable to the Administrative Agent is not in place, the Borrower and Guarantors shall within sixty (60) days after the Closing Date implement and maintain a cash management system in form and substance satisfactory to the Administrative Agent with any financial institution satisfactory to the Administrative Agent (and which is a Lender under this Agreement), which cash management system shall provide for, among other things, the prohibition of any cross-border application of cash from operations (other than as expressly provided in Section 2.29 and in the Cash Management Order), the prohibition of the closing of any accounts without prior written consent of the Administrative Agent, require weekly updates of all accounts and activities and balances in such accounts, the requirement for deposits into a concentration account in a manner satisfactory to the Administrative Agent, the dominion over the cash and receipts of the Borrower and the Guarantors by such financial institution, and the daily application of funds in the collection account against outstanding Loans.

         SECTION 5.8 Borrowing Base Certificate. Furnish to the Administrative Agent, no later than (i) four (4) Business Days after the end of each week (other than during the calendar week in which the 25th day of December occurs), a completed Borrowing Base Certificate as of the last day of the immediately preceding one week period, and (ii) if requested by the Administrative Agent, after consultation with the Initial Lenders or at the direction of at least two of the Initial Lenders, at any other time when the Administrative Agent, reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than seven (7) Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent, after consultation with the Initial Lenders, may reasonably request or as required by at least two of the Initial Lenders. From and after the execution of the Borrowing Base Addendum, the PP&E Component of the Borrowing Base shall be updated (i) from time to time upon receipt of periodic valuation updates received from the financial advisors to the Administrative Agent's counsel or representatives of the Initial Lenders,
(ii) concurrent with the sale of any assets constituting part of the PP&E Component, (iii) in the event such assets are idled for any reason other than routine maintenance or repairs for a period in excess of twenty-one
(21) consecutive days or, following any such closure, in the event any such idled assets resume operations for a period in excess of ten (10) consecutive days, or (iv) the value of such assets is otherwise impaired, in the Administrative Agent's sole discretion, after consultation with the Initial Lenders, or as determined by at least two of the Initial Lenders. From and after the execution of the Borrowing Base Addendum, the components of the Borrowing Base consisting of inventory and receivables shall be subject to a quarterly audit by the financial advisors to the Administrative Agent's counsel or by representatives of an Initial Lender, if required by the Administrative Agent, after consultation with the Initial Lenders or if required by at least two of the Initial Lenders. The components of the Borrowing Base consisting of (x) inventory shall be updated monthly as of the close of business on the last Business Day of each month, from and after the execution of delivery of the Borrowing Base Addendum, and (y) receivables shall be updated weekly as of the close of business on the last Business Day of each week.

         SECTION 5.9 Restructuring Advisor. Jay Alix and Associates or another financial advisor reasonably satisfactory to the Administrative Agent shall at all times remain as the Chief Financial Officer or as the Chief Restructuring Officer of the Borrower.

         SECTION 5.10 Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, judgments, units, injunctions, decrees or other requirements of any Governmental Authority, the violation of which, or a default with respect to which, would have a Material Adverse Effect.

         SECTION 5.11 Final Order Opinion. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders, on the date of the entry of the Final Order, the favorable written opinion of counsel to the Borrower, acceptable to the Administrative Agent.

         SECTION 5.12 Repatriation of Funds from Foreign Subsidiaries. The Borrower shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to pay, transfer, distribute or repatriate funds from Foreign Subsidiaries to the Borrower or the Guarantors. All such funds received by the Borrower and the Guarantors (in the form of dividends, distributions, loan payments, repayments or prepayments or otherwise) shall be separately accounted for during each fiscal quarter in order to calculate the payment to be made in respect of the Adequate Protection Obligations set forth in Section 4.1(b)(v)(A)(3); provided that any funds so received from Foreign Subsidiaries in Germany or from Hayes Lemmerz Fabricated Holding B.V. shall be applied first in reduction of any then outstanding Intercompany Loans made to such Foreign Subsidiaries in accordance with Section 2.29.

SECTION 6. NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.2(b)) or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each Guarantor that is a party hereto agree that, unless the Required Lenders shall otherwise consent in writing, the Borrower will not (and will not apply to the Bankruptcy Court for authority to), and will cause each of its Subsidiaries not to:

         SECTION 6.1 Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower now owned or hereafter acquired by the Borrower or any Guarantor other than Permitted Liens.

         SECTION 6.2 Merger, etc. Consolidate or merge with or into another Person, except that: (i) Domestic Subsidiaries of the Borrower shall be permitted to merge with or into the Borrower

(provided the Borrower is the surviving entity of such consolidation or merger) or other Domestic Subsidiaries of the Borrower; and (ii) Foreign Subsidiaries of the Borrower shall be permitted to merge with or into other Foreign Subsidiaries of the Borrower.

         SECTION 6.3 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness (inclusive of Intercompany Indebtedness) incurred prior to the Filing Date (including existing Capitalized Leases) of the Borrower and, with respect to the Foreign Subsidiaries of the Borrower, listed on Schedule 6.3;
(iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens (including Capitalized Leases) in an aggregate amount not in excess of $2,000,000 to the extent permitted by Section 6.4; (iv) Indebtedness allowed under Sections 2.29, 6.6 and 6.10 (without duplication); (v) Indebtedness of the Borrower or any Guarantor in respect of Cash Management Obligations; (vi) Indebtedness for borrowed money, for purchase money financings or for Capitalized Leases of Foreign Subsidiaries of the Borrower (other than the Mexican Debtor) in an aggregate amount (being the sum of Indebtedness in existence on the Filing Date (exclusive of Intercompany Loans incurred prior to the Filing Date) and any Indebtedness incurred thereafter), including, without limitation, Intercompany Loans made after the Filing Date, not in excess of $175,000,000 at any one time outstanding, (vii) Indebtedness incurred in connection with the Borrower's insurance premium financing arrangements in accordance with the Premium Financing Order and in connection with such other premium financing arrangements of the Borrower approved by the Bankruptcy Court, in an aggregate amount not exceeding $10,000,000 at any one time outstanding for all such premium financing arrangements; and (viii) from and after the entry of the Final Order, Indebtedness of the Borrower in respect of Interest Rate Hedging Obligations; and (ix) from and after the entry of the Final Order, Indebtedness of the Borrower in respect of (A) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign currency exchange rates entered into with a Lender in the ordinary course of the Borrower's business consistent with past practice (and not for speculative purposes) and in any event having contract periods not in excess of twelve months and having an aggregate notional amount not in excess of $50,000,000 at any one time outstanding for all such foreign currency hedging arrangements or (B) swap agreements, future or option contracts and other similar agreements designed to hedge against fluctuations in commodities prices entered into with a commodity supplier of the Borrower or a Guarantor and in the ordinary course of the Borrower's business consistent with past practice (and not for speculative purposes).

         SECTION 6.4 Capital Expenditures. Make, or cause or permit to be made, Capital Expenditures and non-reimbursable production tooling expenditures during each period set forth below in aggregate amounts in excess of: (i) the amount set forth in the columns entitled "Domestic Capital Expenditure Limit" and "Domestic Tooling Limit" for such period with respect to the Borrower, its Domestic Subsidiaries, the Mexican Debtor, Hayes Lemmerz International Frenos, S.A. de C.V. and Hayes Lemmerz Mexico, S.A. de C.V.; and (ii) the amounts set forth in the columns entitled "Foreign Capital Expenditure Limit" and "Foreign Tooling Limit" for such period with respect to all Foreign Subsidiaries of the Borrower (other than its Mexican Subsidiaries):

                                DOMESTIC          FOREIGN
                                 CAPITAL          CAPITAL         DOMESTIC          FOREIGN
                               EXPENDITURE      EXPENDITURE        TOOLING          TOOLING         FLEX
      TIME PERIOD                 LIMIT            LIMIT            LIMIT            LIMIT         AMOUNT
      -----------              -----------      -----------       --------         --------        ------
  November 1, 2001 to          $11,400,000       $16,300,000      $5,000,000       $2,000,000    $2,500,000
  January 31, 2002

                                DOMESTIC          FOREIGN
                                 CAPITAL          CAPITAL         DOMESTIC          FOREIGN
                               EXPENDITURE      EXPENDITURE        TOOLING          TOOLING         FLEX
      TIME PERIOD                 LIMIT            LIMIT            LIMIT            LIMIT         AMOUNT
      -----------              -----------      -----------       --------         --------        ------

  February 1, 2002 to          $58,700,000       $57,400,000     $15,000,000      $10,000,000    10,000,000
  January 31, 2003                                                         0

  February 1, 2003 to          $30,000,000       $26,000,000      $7,500,000       $5,000,000     5,000,000
  June 30, 2003


; provided, however, that the aggregate amount of Capital Expenditures and non-reimbursable production tooling expenditures permitted during any time period may be exceeded by the amount set forth with respect to such time period in the column entitled "Flex Amount" (which amount may be applied by the Borrower to its domestic or foreign operations or to its Capital Expenditures or non-reimbursable production tooling expenditures, as it may elect); provided, further, that any such amount of permitted Capital Expenditures or permitted non-reimbursable production tooling expenditures during the period from February 1, 2002 to January 31, 2003 set forth above and not expended during such period, may be carried over for expenditure in the period commencing February 1, 2003 to June 30, 2003.


         SECTION 6.5 EBITDA.

                  (a) As of the end of each fiscal month of the Borrower during the period commencing with the fiscal month ending January 31, 2002, through and including the fiscal month ending December 31, 2002, permit either Consolidated EBITDA or Domestic EBITDA, on a cumulative basis commencing January 1, 2002, to be less than the respective amounts set forth below for each such fiscal month:

                  FISCAL MONTH                CONSOLIDATED EBITDA                 DOMESTIC EBITDA
                 ------------                -------------------                 ---------------
                                                  (Thousands)                       (Thousands)
            January 31, 2002                         $10,451                            $5,928
            February 28, 2002                        $17,508                            $6,641
            March 31, 2002                           $27,659                            $9,102
            April 30, 2002                           $39,967                           $12,933
            May 31, 2002                             $55,312                           $19,499
            June 30, 2002                            $70,120                           $25,397
            July 31, 2002                            $79,241                           $25,557
            August 31, 2002                          $97,165                           $34,137
            September 30, 2002                      $111,863                           $41,195
            October 31, 2002                        $131,635                           $50,872
            November 30, 2002                       $149,578                           $57,460
            December 31, 2002                       $161,477                           $58,965


                  (b) As of the end of each fiscal month of the Borrower, during the period commencing with the fiscal month ending January 31, 2003, through and including the fiscal month ending June 30, 2003, permit either Consolidated EBITDA or Domestic EBITDA for the twelve (12) month period then ended to be less than the respective amounts set forth below for each such fiscal month:

                  FISCAL MONTH                CONSOLIDATED EBITDA                 DOMESTIC EBITDA
                  ------------                -------------------                 ---------------
                                                  (Thousands)                       (Thousands)
            January 31, 2003                        $166,852                           $62,145
            February 28, 2003                       $173,278                           $66,868
            March 31, 2003                          $178,547                           $71,652
            April 30, 2003                          $182,576                           $75,120
            May 31, 2003                            $184,192                           $76,541
            June 30, 2003                           $184,471                           $76,678



         SECTION 6.6 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, to do so directly or indirectly) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, for the obligations, stock or dividends of any Person, except (i) for any guarantee of Indebtedness or other obligations (or otherwise becoming liable for any of the obligations) of the Borrower in the ordinary course of business and consistent with the past business practices with trade vendors if such Indebtedness or the obligations are permitted by this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and (iii) as expressly set forth herein (including without limitation the guarantee by Foreign Subsidiaries of the Obligations to the extent set forth in Section 2.29) or as otherwise agreed in writing by the Administrative Agent.

         SECTION 6.7 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrower with respect to this Agreement and the other Loan Documents, except for the Carve-Out.

         SECTION 6.8 Dividends; Capital Stock. Except for distributions or payments by the Borrower or a Guarantor to the Borrower or a Guarantor, or from any Foreign Subsidiary to another Foreign Subsidiary, to the Borrower or to a Guarantor, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes on anything other than an arm's-length basis.

         SECTION 6.9 Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in or permit to exist any other material transactions with, any of its non-Debtor Affiliates other than in the ordinary course of the Borrower's and Guarantors' business in good faith, consistent with past practice, at commercially reasonable prices and on commercially reasonable terms and conditions not less favorable to the Borrower and the Guarantors than could be obtained on an arm's-length basis from a non-Affiliate.

         SECTION 6.10 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "INVESTMENTS"), except for (i) Permitted Investments and investments by Foreign Subsidiaries in the ordinary course of business and consistent with past practice; (ii) Intercompany Indebtedness owing from the Borrower or a Guarantor to the Borrower or a Guarantor incurred in the ordinary course of business consistent with past practice; (iii) existing Intercompany Indebtedness listed on Schedule 6.3 (which describes all Intercompany Loans from the Borrower and the Guarantors to the Foreign Subsidiaries as of the date hereof); and (iv) Intercompany Loans to Foreign Subsidiaries in Germany and Mexico in accordance with Section 2.29. Neither the Borrower nor any Guarantor may (x) make any additional Investments in its Foreign Subsidiaries except as permitted hereunder nor (y) transfer any assets or the proceeds of any Loans to any jurisdiction outside of the United States of America, except for the collection and disbursement in the ordinary course of business and consistent with past practice of payments owing to Borlem S.A. Empreendimentos Industriais, purchases of Inventory by the Borrower or a Guarantor from Foreign Subsidiaries in the ordinary course of business and consistent with past practices or as otherwise expressly permitted hereunder. All post-petition Intercompany Loans from the Borrower or any Guarantor to any Foreign Subsidiary shall be made in accordance with Section 2.29 and shall be secured by liens on assets of such Foreign Subsidiary to the extent set forth in
Section 2.29.

         SECTION 6.11 Disposition of Assets. Sell or otherwise dispose of any assets (including without limitation, the capital stock of any Subsidiary of the Borrower) except for (i) sales of Inventory, fixtures and equipment in the ordinary course of business, and (ii) sales of assets set forth on Schedule 6.11.

         SECTION 6.12 Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

         SECTION 6.13 Limitation on Certain Restrictions. Except to the extent existing on the Filing Date and disclosed on Schedule 6.13, permit, place or agree to permit or place any restrictions on the payment of dividends or other distributions in respect of equity or ownership interests among the Borrower or its Subsidiaries or Affiliates or the making of advances or any other cash payments among the Borrower or its Subsidiaries (other than Foreign Subsidiaries) or Affiliates (other than contractual restrictions of the Foreign Subsidiaries set forth in the debt facilities and Indebtedness of such Foreign Subsidiaries).

         SECTION 6.14 Right of Subrogation among Borrower and Guarantors. Assert any right of subrogation against the Borrower or any Guarantor until all Obligations are indefeasibly paid in cash in full and the Total Commitment is terminated.

         SECTION 6.15 Securitization Subsidiary. Hold, keep or maintain with or in, or sell, assign or transfer to either Securitization Subsidiary any property or asset, or conduct any transaction with, or cause or permit any Securitization Subsidiary to enter into any agreements or create or incur any obligations whatsoever, it being understood that each such Securitization Subsidiary shall at all times remain a dormant entity with no assets or liabilities.

SECTION 7. EVENTS OF DEFAULT

         SECTION 7.1 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace (if any) set forth below (each, an "EVENT OF DEFAULT"):

                  (a) default shall be made in the payment of any fees or interest on the Loans, principal of the Loans or other amounts payable by the Borrower hereunder (including without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same


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shall become due and payable, whether at the due date thereof (including the
Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (b) default shall be made by the Borrower or any of its Subsidiaries in the due observance or performance of any covenants, conditions or agreements contained in Section 3.10, Section 5.9 or Section 6 hereof; or

                  (c) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

                  (d) any representation or warranty made by the Borrower or any of its Subsidiaries in this Agreement or in any other Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantor to the Administrative Agent or any Lender under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (e) default shall be made by the Borrower or any of its Subsidiaries in the due observance or performance of any covenant, condition or agreement (other than the covenants, conditions or agreements contained in Section 3.10, Sections 5.9 or Section 6 hereof) to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

                  (f) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Debtor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) the Bankruptcy Code shall be appointed in any of the Cases; the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof; an application shall be filed by any Debtor for the approval of any other Superpriority Claim (other than the Carve-Out) or lien in any of the Cases which is pari passu with or senior to the claims or liens of the Administrative Agent and Lenders against any Debtor hereunder, or there shall arise or be granted any such pari passu senior Superpriority Claim or lien; or the Bankruptcy Court shall enter an order terminating the use of cash collateral; or

                  (g) any Debtor shall make any Pre-Petition Payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or payables (including, without limitation, reclamation claims) other than as set forth in Sections 2.22 and 4.1(b), and any Prepetition Payments authorized by the Bankruptcy Court in respect of: (i) accrued payroll and other related employee benefits and expenses as of the Filing Date, leases, (ii) pre-petition claims of Critical Vendors (or advances or deposits or other credit support in lieu thereof), in an aggregate amount not to exceed $20,000,000 (pursuant to a payment program for such items acceptable to the Administrative Agent, in its sole discretion), (iii) payments in respect of pre-petition claims of customers or advances or deposits or other credit support in lieu thereof (pursuant to a payment program for such items acceptable to the Administrative Agent, in its sole discretion), in an aggregate amount not to exceed $9,000,000, (iv) payments in respect of sales and use tax, shipping charges and custom duties in amounts, and for purposes, reasonably satisfactory to the Administrative Agent, (v) payment in respect of prepetition claims of mechanics liens in an aggregate amount not to exceed $9,000,000 (pursuant to a payment program for such items acceptable to the Administrative Agent, in its sole discretion) and (vi) payments in respect of prepetition claims of creditors with executory contracts or unexpired leases



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that are assumed by order of the Bankruptcy Court, which assumption shall be reasonably satisfactory to the Administrative Agent; or

                  (h) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Debtors which have a value in excess of $1,000,000 in the aggregate for all such Debtors; or

                  (i) a Change of Control shall occur; or

                  (j) any material provision of any Loan Document or either of the Orders shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or any of the Borrower or Guarantors shall so assert in any pleading filed in any court; or

                  (k) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise modifying either of the Orders; or

                  (l) any judgment or order as to any post-petition obligation in excess of $1,000,000 shall be rendered against the Borrower or any Guarantor and the enforcement thereof shall not have been stayed (by court-ordered stay or by consent of the party litigants); or

                  (m) any non-monetary judgment or order with respect to post-petition event shall be rendered against the Borrower or any Subsidiary which does or could reasonably be expected to cause a Material Adverse Effect and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (n) there shall have occurred any strike, slowdown, work stoppage or other material labor disruption by any of the employees of the Borrower or any of the Guarantors (except as set forth on Schedule 3.12) that could reasonably be expected to have a Material Adverse Effect; or

                  (o) the Debtors shall have failed to file with the Bankruptcy Court a plan of reorganization and disclosure statement in form and substance satisfactory to the Administrative Agent and the Initial Lenders within two hundred seventy (270) days after the filing of the Cases; or

                  (p) the Bankruptcy Court shall have failed to approve a disclosure statement filed by the Debtors within thirteen (13) months after the filing of the Cases; or

                  (q) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $1,000,000; or

                  (r) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability with respect to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when


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

aggregated with all other amount required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $1,000,000 allocable to post-petition obligations or requires payments exceeding $1,000,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

                  (s) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $1,000,000; or

                  (t) the Borrower or any ERISA Affiliate thereof shall have committed a failure described in Section 302(f) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $1,000,000; or

                  (u) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations, the payment of which could reasonably be expected to have a Material Adverse Effect, and the enforcement thereof shall not have been stayed; or

                  (v) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with or without the giving of notice or the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and such event or condition described in this clause (ii) is not cured or waived within forty-five days after the occurrence thereof;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and at the request of the Required Lenders, shall, take one or more of the following actions without further order of or application to the Court, provided that with respect to item (iv) below and the enforcement of liens or other remedies with respect to Collateral referred to in item (v) below, the Administrative Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in any of the Cases and to the United States Trustee for the Bankruptcy Court's District) with three
(3) business days' prior written notice (the "DEFAULT NOTICE"): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due an payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings or to cause to be issued to the Fronting Bank back-to-back letters of credit having a stated amount equal to the greater of (a) an amount, as determined by the Administrative Agent and the Fronting Bank, equal to the



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face amount of all such Letters of Credit plus the sum of all projected contractual obligations to the Administrative Agent and the Fronting Bank and the Lenders of the Borrower thereunder through the expiration dates of such Letters of Credit and (b) 105% of the outstanding amount of such Letters of Credit, each in form and substance and issued by an issuer satisfactory in all respects to the Administrative Agent and the Fronting Bank (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Administrative Agent in such amount three (3) Business Days after the giving of the notice referred to above (the "DEFAULT NOTICE PERIOD")); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Administrative Agent or any other Lender or their Affiliates and apply such amounts to the Obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and/or (v) exercise any and all remedies under the Orders, the Loan Documents, the Cash Management Agreements, the Interest Rate Hedging Agreements and under applicable law available to the Administrative Agent and the Lenders.

         SECTION 7.2 Application of Funds. From and after the occurrence of an Event of Default, the proceeds of the Collateral, or any part thereof, and all other payments received under any of the Loan Documents (including as a result of or in connection with the Cases or any other proceeding under the Bankruptcy Code or any other similar state laws proceeding involving any Grantor) shall be applied by the Administrative Agent, to the extent actually received in cash, to the indefeasible payment in full in cash of the Obligations in the following order:

         first, to the payment of all unreimbursed costs and expenses of the Administrative Agent and the other Secured Parties (including, without limitation, under Section 10.5) which are payable by the Borrower or the Guarantors pursuant to this Agreement and the other Loan Documents;

         second, to the payment of all accrued but unpaid Unused Commitment Fees, Letter of Credit Fees, and other Fees under any of the other Loan Documents owing to the Secured Parties on a pro rata basis in accordance with amounts owing in respect of the foregoing;

         third, to the provision of cash collateral for all Obligations relating to Letter of Credit Outstandings in an amount and as provided in the last paragraph of Section 7.1 above;

         fourth, to the payment of the accrued and unpaid interest on the Loans ratably among the Lenders in accordance with each Lender's Commitment Percentage;

         fifth, ratably, to the payment of (i) the principal outstanding balance of the Loans ratably among the Lenders in accordance with each Lender's Commitment Percentage, (ii) all Cash Management Obligations and (iii) all outstanding Interest Rate Obligations;

         sixth, to the payment of the remainder of the Obligations then due under any of the Loan Documents; and

         seventh, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, shall be returned to the Borrower or, if relevant, the Guarantors or paid over to such other Person as may be required by law.

SECTION 8. THE ADMINISTRATIVE AGENT

         SECTION 8.1 Administration by Administrative Agent. The general administration of the Loan Documents shall be performed by the Administrative Agent. Each Lender hereby irrevocably


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

authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents.

         SECTION 8.2 Advances and Payments.

                  (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.18, 8.6, 10.5 and 10.6), the application of which is not otherwise provided for in this Agreement or any other Loan Document, shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance of the Loans outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

         SECTION 8.3 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed thereupon to have purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata; provided that if any such non pro rata payment is thereafter recovered or otherwise set aside; such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of




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the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.5 Liability of Administrative Agent.

                  (a) The Administrative Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Administrative Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. The Administrative Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing neither, the Administrative Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Administrative Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender or by the Borrower of any of its obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Administrative Agent, in its capacity as Administrative Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be titled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.6 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (x) the Administrative Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and disbursements and compensation of agents and employees paid for services rendered on behalf of the Administrative Agent or the Lenders, and any other expense incurred in connection with the operations or enforcement of the Loan Documents, in each case to the extent not reimbursed by the Borrower or the Guarantors pursuant to Section 10.5 or otherwise and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be posed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction).



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         SECTION 8.7 Rights of Administrative Agent. It is understood and agreed that the Administrative Agent shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower, as though it were not the Administrative Agent of the Lenders under this Agreement.

         SECTION 8.8 Independent Lenders; Relations Among Lenders. Each Lender acknowledges it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the Transactions contemplated hereby and of the creditworthiness of the Borrower and agrees that the Administrative Agent shall bear no responsibility therefor. Each Lender in its capacity as a Lender agrees that it will not take any legal action, nor institute any actions or proceedings against the Borrower or the Guarantor or with respect to the Collateral, it being understood and agreed that all such actions are to be taken by the Administrative Agent on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally accelerate or otherwise enforce or seek to enforce its portion of the Obligations.

         SECTION 8.9 Notice of Transfer. The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Administrative Agent.

         SECTION 8.10 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 9. GUARANTY

         SECTION 9.1 Guaranty.

                  (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations (collectively the "GUARANTEED OBLIGATIONS"). The Guarantors further agree that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from them, and they will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Guaranteed Obligations.

                  (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or the Guarantors, and also waives notice of protest for nonpayment. The


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

Obligations of the Guarantors, as guarantors of the Guaranteed Obligations hereunder, shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any of the Guarantors under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Guaranteed Obligations or any of them; (v) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (vi) the release or substitution of any other guarantor of the Guaranteed Obligations.

                  (c) The Guarantors further agree that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of the Borrower or the Guarantors, or to any other Person.

                  (d) The Guarantors hereby waive any defense that they might have based on a failure to remain informed of the financial condition of the Borrower or the Guarantors and any circumstances affecting the ability of the Borrower or any Guarantor to perform under this Agreement.

                  (e) The Guarantors' guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to this guaranty. Neither the Administrative Agent nor any of Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to the Borrower or the Guarantors in respect of the management and maintenance of the Guaranteed Obligations.

                  (f) Subject to the provisions of Section 7.1, upon any of the Guaranteed Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Guaranteed Obligations by the Guarantors upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.2 No Impairment of Guaranty. The obligations of the Guarantor, as guarantors of the Guaranteed Obligations hereunder, shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors or the Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors, as guarantors of the Guaranteed Obligations, or would otherwise operate as a discharge of the Guarantors, as guarantors of the Guaranteed Obligations, a matter of law, unless and until the Guaranteed Obligations are paid in full in cash.



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         SECTION 9.3 Subrogation. Upon payment by the Guarantors, as guarantors of the Guaranteed Obligations, of any sums to the Administrative Agent or a Lender hereunder, all rights of the Guarantors against the Borrower or any of its Foreign Subsidiaries or any other Guarantor arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of all the Guaranteed Obligations. If any amount shall be paid to the Guarantors, as guarantors of the Guaranteed Obligations, for the account of any of its Foreign Subsidiaries or the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

         SECTION 10.1 Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex or facsimile communication) and be mailed, telegraphed, telexed, transmitted or delivered to the Borrower or the Administrative Agent as follows and to any of the other parties hereto it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder:

                  The Borrower:

                           Hayes Lemmerz International, Inc.
                           15300 Centennial Drive
                           Northville, Michigan 48167
                           Attention:  Treasurer
                           Fax:  (734) 737-2003

                  with a copy to:

                           Hayes Lemmerz International, Inc.
                           15300 Centennial Drive
                           Northville, Michigan  48167
                           Attention:  General Counsel
                           Fax:  (734) 737-2069

                  The Administrative Agent:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           7th Floor
                           New York, New York  10017
                           Attention:  Marybeth Ross
                           Fax:  (212) 856-3763

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Administrative Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Administrative Agent.



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

         SECTION 10.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower and the Guarantors herein or in any certificate or other instrument delivered by any of them or on their behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans and the issuance of Letters of Credit herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.3 Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders and their respective successors and assigns. Neither the Borrower nor the Guarantors may assign nor transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.14 and 2.17 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's liability, if any, under Sections 2.14 and 2.17 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.16, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

                  (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its separate Commitments and the same portion of the related Loans at the time owing to it), provided, however, that (i) other than in the case of an assignment to any Lender Affiliate or to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Administrative Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall, unless otherwise agreed to in writing by the Borrower and the Administrative Agent, in no event be less than $5,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Notwithstanding the foregoing, no such $3,500 processing and recordation fee shall be payable in respect of assignments made by an Initial Lender prior to the completion of the initial syndication, which completion shall be determined by the Administrative Agent, in its reasonable judgment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten (10)



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Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the assignor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

                  (c) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Administrative Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or the Guarantors furnished to such Lender by or on behalf of the Borrower or the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.4.

                  (g) The Borrower hereby agrees to assist and cooperate with the Administrative Agent actively in the Administrative Agent's efforts to sell participations herein (as described in Section 10.3(a)); or assignments to one or more Lenders or Eligible Assignees of a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.3(b)).

         SECTION 10.4 Confidentiality. Each Lender agrees to keep any information (whether oral or written) delivered or made available to it by the Borrower confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement (v) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel, financial advisors and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.3(f). Each Lender shall notify the Borrower of any required disclosure under clause (ii) of this Section; provided, however, that the failure of any such Lender to provide such notification shall not limit, alter or otherwise affect any of the Borrower's obligations under this Agreement.

         SECTION 10.5 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable expenses incurred by the Administrative Agent or the Initial Lenders (including, without limitation, the fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, any other counsel that the Administrative Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Administrative Agent and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of the Administrative Agent and the Initial Lenders in connection with monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and all expenses incurred by the Lenders and the Administrative Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Administrative Agent in connection with this Agreement or the other Loan Documents, including but not limited to the fees and disbursements of any counsel for the Lenders or the Administrative Agent. Such payments by the Borrower shall be made upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to reimburse the Administrative Agent for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower under this Section 10.5 shall survive the termination of this Agreement and/or the payment of the Loans.




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
         SECTION 10.6 Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, and the Lenders and their directors, officers, employees, agents, attorneys, accountants, financial advisors and Affiliates (each an "INDEMNIFIED PARTY") from and against any and all expenses, disbursements, judgments, suits, proceedings, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to this Agreement, the other Loan Documents or the transactions contemplated hereunder and thereunder, including, without limitation, attorneys' and consultants' fees and disbursements, except to the extent that any of the foregoing are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower under this
Section 10.6 shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.7 Choice of Law; Waivers. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND BY THE BANKRUPTCY CODE, AS APPLICABLE. THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         SECTION 10.8 No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are exclusive of any other remedies provided by law.

         SECTION 10.9 Extension of Maturity. Except as provided herein, should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10 Amendments, etc.

                  (a) No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower or the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan (or any unreimbursed drawing with respect to a Letter of Credit) or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder and, provided further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 10.10, the definition of Required Lenders or the

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definition of Supermajority Lenders, (iii) amend or modify the Superpriority
Claim status of the Lenders or any of the claims in favor of the Administrative Agent or the Lenders described in Section 2.22, (iv) alter the eligibility standards used in determining the Borrowing Base in a manner which would increase the amount of the Borrowing Base, (v) increase the advance rates in calculation of the Borrowing Base, (vi) release all or substantially all of the Collateral or (vii) release all or substantially all of the Guarantors from their obligations under the Loan Documents. No such amendment or modification may adversely affect the rights and obligations hereunder of the Administrative Agent, any Fronting Bank or any cash management bank that is also a Lender in the capacity referred to in Section 6.3(v) without its prior written consent. Notwithstanding the foregoing, any release of an item of Collateral having a value in excess of $5,000,000 (other than sales in the ordinary course of business) shall require the affirmative vote of each of the Initial Lenders. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.3(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest in the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower unless in writing and signed by the Borrower.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "MINORITY LENDERS") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which will be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment, (iv) the payment in full by the Borrower of all other amounts owing to such Lender, including all accrued and unpaid interest and fees, and
(v) such other modifications to this Agreement as may be appropriate. As used herein, the term "SUPER-MAJORITY LENDERS" shall mean, at any time, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

                  (c) Intentionally Omitted.

                  (d) Any Lender which has requested that it not receive material, non-public information concerning the Borrower or any Guarantor and which is therefore unable or unwilling to vote with respect to an issue arising under this Agreement will agree to vote and will be deemed to have voted its Loans or its Commitment under this Agreement pro rata in accordance with the percentage of the Total Commitment voted by the other Lenders in favor of, and the percentage of the Total Commitment voted by the other Lenders against, any such issue under the Agreement.

         SECTION 10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such


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


prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13 Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by all of the parties hereto and when the conditions contained or referred to in Section 4.1 shall have been satisfied or waived. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.14 Prior Agreements; Jointly Drafted. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and any Lender or the Administrative Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to assist the Initial Lenders actively in the syndication of the transactions contemplated hereby referred to in Section 10.3(g) and including also the provisions of Section 2.18). This Agreement shall be deemed to have been jointly drafted, and no provisions of it shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

         SECTION 10.15 Further Assurances. Whenever and so often as reasonably requested by the Administrative Agent, the Borrower will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative Agent all rights, interests, powers, benefits; privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 10.17 Subordination of Intercompany Indebtedness. The Borrower and each Guarantor agrees that any and all Intercompany Indebtedness owed to the Borrower or any Guarantor shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Obligations. Notwithstanding any right of the Borrower or any Guarantor to ask, demand, sue for, take or receive any payment in respect of any Intercompany Indebtedness owed to the Borrower or such Guarantor any and all rights, liens and security interests of the Borrower or such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Subsidiary of the Borrower (whether constituting part of Collateral given to the Administrative Agent for the benefit of the Lenders to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Administrative Agent and the Lenders in those assets. Neither the Borrower nor any Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been indefeasibly paid in full in cash and all financing arrangements


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



among the Borrower, the Guarantor and the Lenders have been terminated. So long as any Event of Default shall have occurred and be continuing, then any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Intercompany Indebtedness owed by or to the Borrower or any Guarantor shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been indefeasibly paid in full in cash. The Borrower irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower and each of the Guarantors such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the Borrower or applicable Guarantor or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 10.17. The Administrative Agent may vote such claims or proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower or any Guarantor upon or with respect to the Intercompany Indebtedness at any time an Event of Default shall have occurred and be continuing and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements among the Borrower and the Lenders, the Borrower or applicable Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall so long as any Event of Default shall have occurred and be continuing promptly deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Borrower or applicable Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower or applicable Guarantor as the property of the Lenders. If the Borrower or applicable Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. So long as any Event of Default shall have occurred and be continuing, the Borrower and the Guarantors agree that until the Obligations have been indefeasibly paid in full in cash and all financing arrangements among the Borrower or applicable Guarantor and the Lenders have been terminated, neither the Borrower nor any Guarantor will either assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower or such Guarantor has or may have against the Borrower or any other Guarantor, as the case may be.

         SECTION 10.18 Foreign Subsidiaries. Notwithstanding any provision of any Loan Document or the Orders to the contrary, no more than 65% of the capital stock (or comparable equity interests) of any Foreign Subsidiary which is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code, shall be pledged or similarly hypothecated to guaranty or support any Obligations of the Borrower. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section
10.18 shall be void ab initio.

         SECTION 10.19 Marshaling; Recapture. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any Guarantor against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower or any Guarantor, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or such Guarantor or its respective estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower and the Guarantors to such Lender as of the date such initial payment, reduction or satisfaction occurred.

         SECTION 10.20 Borrowing Base Addendum. The parties acknowledge and agree that upon the completion of the Initial Lenders' review and evaluation of the inventory, real property, machinery and equipment of the Borrower and its Domestic Subsidiaries, and in any event before the entry of the Final Order, the parties shall execute and deliver the Borrowing Base Addendum.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                BORROWER:

                                HAYES LEMMERZ INTERNATIONAL, INC.

                                By:  ___________________________________________
                                     Name:  ____________________________________
                                     Title:  ___________________________________

                                GUARANTORS:

                                HAYES LEMMERZ INTERNATIONAL -- CALIFORNIA, INC.

                                HLI (EUROPE), LTD.

                                HAYES LEMMERZ INTERNATIONAL -- MEXICO, INC.

                                HAYES LEMMERZ INTERNATIONAL -- OHIO, INC.

                                HAYES LEMMERZ INTERNATIONAL -- HOWELL, INC.

                                HAYES LEMMERZ INTERNATIONAL -- GEORGIA, INC.

                                HAYES LEMMERZ INTERNATIONAL -- CMI, INC.

                                HAYES LEMMERZ INTERNATIONAL -- TEXAS, INC.

                                HAYES LEMMERZ INTERNATIONAL -- HUNTINGTON, INC.

                                HAYES LEMMERZ INTERNATIONAL -- HOMER, INC.

                                HAYES LEMMERZ INTERNATIONAL -- KENTUCKY, INC.

                                HAYES LEMMERZ INTERNATIONAL -- CADILLAC, INC.

                                HLI -- SUMMERFIELD REALTY CORP.

                                HAYES LEMMERZ INTERNATIONAL -- MONTAGUE, INC.

                                HAYES LEMMERZ INTERNATIONAL -- BRISTOL, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- EQUIPMENT
                                 & ENGINEERING, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- PCA, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- WABASH, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- SOUTHFIELD, INC.

                                 HLI -- VENTURES, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- LAREDO, INC.

                                 HAYES LEMMERZ INTERNATIONAL --
                                 TRANSPORTATION, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- TECHNICAL
                                 CENTER, INC.

                                 HAYES LEMMERZ INTERNATIONAL -- PETERSBURG, INC.

                                 HLI REALTY, INC.

                                 HLI NETHERLANDS HOLDINGS, INC.

                                 HAYES LEMMERZ INTERNATIONAL IMPORT, INC.

                                 CMI -- QUAKER ALLOY, INC.


                                 By:  __________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________

                                 ADMINISTRATIVE AGENT:

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                  as Administrative Agent

                                 By:  __________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________


                                 LENDERS:

                                 CIBC, INC.

                                 By:  __________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________



                                 BANK OF AMERICA, N.A.

                                 By:  __________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________


                                 CITICORP USA, INC.


                                 By:  __________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________



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                         EXHIBITS AND SCHEDULES OMITTED





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SECTION 1.        DEFINITIONS..................................................................................... 1

         SECTION 1.1   ..............................................................................Defined Terms 1

         SECTION 1.2   ............................................................................Terms Generally 22

SECTION 2.        AMOUNT AND TERMS OF CREDIT...................................................................... 22

         SECTION 2.1   ..................................................................Commitment of the Lenders 22

         SECTION 2.2   ..........................................................................Letters of Credit 23

         SECTION 2.3   ...................................................................................Issuance 25

         SECTION 2.4   ............................................Nature of Letter of Credit Obligations Absolute 25

         SECTION 2.5   ............................................................................Making of Loans 25

         SECTION 2.6   ................................Repayment of Loans and Unreimbursed Draws; Evidence of Debt 26

         SECTION 2.7   ..........................................................................Interest on Loans 27

         SECTION 2.8   ...........................................................................Default Interest 27

         SECTION 2.9   ............................................Optional Termination or Reduction of Commitment 27

         SECTION 2.10   ................................................................Alternate Rate of Interest 27

         SECTION 2.11   ......................................................................Refinancing of Loans 28

         SECTION 2.12   ..............................................Mandatory Prepayment; Commitment Termination 28

         SECTION 2.13   ....................................Optional Prepayment of Loans; Reimbursement of Lenders 30

         SECTION 2.14   .............................................Reserve Requirements; Change in Circumstances 31

         SECTION 2.15   ........................................................................Change in Legality 32

         SECTION 2.16   ....................................................................ProRata Treatment etc. 32

         SECTION 2.17   .....................................................................................Taxes 33

         SECTION 2.18   ..............................................................................Certain Fees 35

         SECTION 2.19   .....................................................................Unused Commitment Fee 35

         SECTION 2.20   .....................................................................Letter of Credit Fees 35

         SECTION 2.21   ............................................................................Nature of Fees 35

         SECTION 2.22   ........................................................................Priority and Liens 36

         SECTION 2.23   ....................................................................Use of Cash Collateral 37

         SECTION 2.24   ..........................................................................Right of Set-Off 37

         SECTION 2.25   .............................................Security Interest in Letter of Credit Account 37

         SECTION 2.26   ....................................................................Payment of Obligations 38

         SECTION 2.27   ..........................................................No Discharge; Survival of Claims 38

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         SECTION 2.28   ............................................................Replacement of Certain Lenders 38

         SECTION 2.29   .....................................................Loans to Certain Foreign Subsidiaries 38

SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................. 39

         SECTION 3.1   .................................................................Organization and Authority 39

         SECTION 3.2   ..............................................................................Due Execution 39

         SECTION 3.3   ............................................................................Statements Made 40

         SECTION 3.4   .......................................................................Financial Statements 40

         SECTION 3.5   ..................................................................................Ownership 41

         SECTION 3.6   ......................................................................................Liens 41

         SECTION 3.7   ........................................................................Compliance with Law 41

         SECTION 3.8   ..................................................................................Insurance 41

         SECTION 3.9   .................................................................................The Orders 41

         SECTION 3.10   ...........................................................................Use of Proceeds 41

         SECTION 3.11   ................................................................................Litigation 42

         SECTION 3.12   .......................................................................Labor Controversies 42

         SECTION 3.13   ....................................................................................ERISA. 42

SECTION 4.        CONDITIONS OF LENDING........................................................................... 42

         SECTION 4.1   ..........................Conditions Precedent to Initial Loan and Initial Letter of Credit 42

         SECTION 4.2   ................................Conditions Precedent to Each Loan and Each Letter of Credit 46

SECTION 5.        AFFIRMATIVE COVENANTS........................................................................... 47

         SECTION 5.1   ........................................................Financial Statements, Reports, etc. 47

         SECTION 5.2   ..................................................................................Existence 50

         SECTION 5.3   ..................................................................................Insurance 50

         SECTION 5.4   ......................................................................Obligations and Taxes 50

         SECTION 5.5   ...........................................................Notice of Event of Default, etc. 51

         SECTION 5.6   ................................................................Access to Books and Records 51

         SECTION 5.7   ......................................................Maintenance of Cash Management System 52

         SECTION 5.8   .................................................................Borrowing Base Certificate 52

         SECTION 5.9   .....................................................................Restructuring Advisor. 53

         SECTION 5.10   ......................................................................Compliance with Laws 53

         SECTION 5.11   .......................................................................Final Order Opinion 53

         SECTION 5.12   ...........................................Repatriation of Funds from Foreign Subsidiaries 53

SECTION 6.        NEGATIVE COVENANTS.............................................................................. 53

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         SECTION 6.1   ......................................................................................Liens 53

         SECTION 6.2   ...............................................................................Merger, etc  53

         SECTION 6.3   ...............................................................................Indebtedness 54

         SECTION 6.4   .......................................................................Capital Expenditures 54

         SECTION 6.5   .....................................................................................EBITDA 55

         SECTION 6.6   ...........................................................Guarantees and Other Liabilities 56

         SECTION 6.7   ..........................................................................Chapter 11 Claims 56

         SECTION 6.8   ...................................................................Dividends; Capital Stock 56

         SECTION 6.9   ...............................................................Transactions with Affiliates 56

         SECTION 6.10   ...........................................................Investments, Loans and Advances 56

         SECTION 6.11   .....................................................................Disposition of Assets 57

         SECTION 6.12   ........................................................................Nature of Business 57

         SECTION 6.13   ........................................................Limitation on Certain Restrictions 57

         SECTION 6.14   ........................................Right of Subrogation among Borrower and Guarantors 57

         SECTION 6.15   .................................................................Securitization Subsidiary 57

SECTION 7.        EVENTS OF DEFAULT............................................................................... 57

         SECTION 7.1   ..........................................................................Events of Default 57

         SECTION 7.2   .......................................................................Application of Funds 61

SECTION 8.        THE ADMINISTRATIVE AGENT........................................................................ 61

         SECTION 8.1   .....................................................Administration by Administrative Agent 61

         SECTION 8.2   ......................................................................Advances and Payments 62

         SECTION 8.3   .........................................................................Sharing of Setoffs 62

         SECTION 8.4   ..............................................................Agreement of Required Lenders 62

         SECTION 8.5   ..........................................................Liability of Administrative Agent 63

         SECTION 8.6   ..........................................................Reimbursement and Indemnification 63

         SECTION 8.7   .............................................................Rights of Administrative Agent 63

         SECTION 8.8   ...............................................Independent Lenders; Relations Among Lenders 64

         SECTION 8.9   .........................................................................Notice of Transfer 64

         SECTION 8.10   ............................................................Successor Administrative Agent 64

SECTION 9.        GUARANTY........................................................................................ 64

         SECTION 9.1   ...................................................................................Guaranty 64

         SECTION 9.2   ..................................................................No Impairment of Guaranty 65

         SECTION 9.3   ................................................................................Subrogation 65

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SECTION 10.       MISCELLANEOUS................................................................................... 66

         SECTION 10.1   ...................................................................................Notices 66

         SECTION 10.2   ...............................Survival of Agreement, Representations and Warranties, etc. 66

         SECTION 10.3   ....................................................................Successors and Assigns 67

         SECTION 10.4   ...........................................................................Confidentiality 69

         SECTION 10.5   ..................................................................................Expenses 69

         SECTION 10.6   .................................................................................Indemnity 69

         SECTION 10.7   ....................................................................Choice of Law; Waivers 70

         SECTION 10.8   .................................................................................No Waiver 70

         SECTION 10.9   .....................................................................Extension of Maturity 70

         SECTION 10.10   .........................................................................Amendments, etc. 70

         SECTION 10.11   .............................................................................Severability 71

         SECTION 10.12   .................................................................................Headings 71

         SECTION 10.13   .................................................Execution in Counterparts; Effectiveness 72

         SECTION 10.14   ........................................................Prior Agreements; Jointly Drafted 72

         SECTION 10.15   .......................................................................Further Assurances 72

         SECTION 10.16   .....................................................................Waiver of Jury Trial 72

         SECTION 10.17   ...............................................Subordination of Intercompany Indebtedness 72

         SECTION 10.18   .....................................................................Foreign Subsidiaries 73

         SECTION 10.19   ....................................................................Marshaling; Recapture 73

         SECTION 10.20   ..................................................................Borrowing Base Addendum 73


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




         Annex A -- Commitment Amounts

         Exhibit A-1 -- Form of Interim Order

         Exhibit A-2 -- Form of Final Order

         Exhibit B -- Form of Security and Pledge Agreement

         Exhibit C -- Form of Borrowing Base Certificate

         Exhibit D -- Form of Assignment and Acceptance

         Schedule 3.5 -- Subsidiaries

         Schedule 3.6 -- Liens

         Schedule 3.11 -- Litigation

         Schedule 3.12 -- Intellectual Property

         Schedule 3.13 -- Labor Controversies

         Schedule 6.3 -- Existing Indebtedness of Foreign Subsidiaries

         Schedule 6.11 -- Assets Eligible For Sale

         Schedule 6.13 -- Borrower Transaction Restrictions